UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §14a-11(c) or Rule 14a-12
AtriCure, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATRICURE, INC.
7555 Innovation Way
Mason, Ohio 45040
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (Annual Meeting) of AtriCure, Inc. (the Company or AtriCure) on Wednesday, May 25, 2022. This year’s Annual Meeting will be a virtual meeting of stockholders. We believe that hosting a virtual meeting provides expanded access and improved communication between our stockholders and the Company. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ATRC2022. You will not be able to attend the Annual Meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect nine directors nominated by the Board of Directors, each to serve for a one-year term that expires at the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.To approve an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,100,000;
4.To conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and
5.To transact such other business as may properly come before the Annual Meeting or any continuations, postponements or adjournments.
The Annual Meeting will begin promptly at 9:00 a.m. EDT. Only holders of record of shares of AtriCure common stock (Nasdaq: ATRC) at the close of business on March 28, 2022 will be entitled to notice of, and to vote at, the Annual Meeting and any continuations, postponements or adjournments of the Annual Meeting.
Under U.S. Securities and Exchange Commission rules we are furnishing our proxy materials over the Internet and mailing our stockholders a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access and review our proxy statement and 2021 Annual Report over the Internet.
A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

By order of the Board of Directors,

/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer
Mason, Ohio
April 11, 2022
YOUR VOTE IS IMPORTANT! ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING ONLINE. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE YOUR SHARES ELECTRONICALLY IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE ELECTRONICALLY AT THE ANNUAL MEETING.
ATRICURE, INC.
***IMPORTANT NOTICE***
Regarding Internet Availability of Proxy Materials
for the Annual Meeting to be held on May 25, 2022
You are receiving this communication because you hold shares in AtriCure, Inc, and the materials you should review before you cast your vote are now available.
The notice, proxy statement and Annual Report on Form 10-K are available at:
ir.atricure.com

ATRICURE, INC.
PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors of AtriCure, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2022 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2022, beginning at 9:00 a.m. EDT. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/ATRC2022. This proxy statement contains important information regarding the 2022 Annual Meeting of Stockholders. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.
In this proxy statement: the terms “we”, “our”, “us”, “AtriCure” and the “Company” each refer to AtriCure, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC); and the term “meeting” means our 2022 Annual Meeting of Stockholders, including any continuations, postponements or adjournments thereof.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING
Why will I be able to attend the meeting virtually and not in person?
We are hosting a virtual meeting of stockholders because the virtual meeting format provides expanded access and improved communication between our stockholders and the Company. We see the virtual format as a way to drive more stockholders to attend and participate in the Annual Meeting because the virtual format allows stockholders, wherever they may be located, to attend the Annual Meeting. Mindful that our stockholders reside in locations throughout the United States and the world, we want to provide an opportunity to our stockholders to attend the Annual Meeting without incurring the expense or devoting the time to travel to a physical location. In other words, we believe that the virtual format not only enhances the access stockholders have in attending the Annual Meeting, but it also saves our stockholders the money and time travel can require.
We have designed our virtual format to enhance, rather than constrain, stockholders access and participation. For example, if you experience technical difficulties during the Annual Meeting, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or voting at the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be listed on the Annual Meeting login web page.
How can I receive proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of proxy materials to each stockholder. On or about April 11, 2022, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and our annual report for the fiscal year ended December 31, 2021 online. If you received the Notice by mail, you will not automatically receive a printed copy of proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet.
You can receive a printed copy of our proxy materials by following the instructions contained in the Notice regarding how you may request to receive your materials electronically or in printed form. Requests for printed copies of the proxy materials can be made by Internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line.

What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and the most highly paid executive officers during 2021 and certain other required information.
Who is entitled to vote at the meeting?
Only stockholders who owned our common stock at the close of business on March 28, 2022 (the Record Date) are entitled to notice of and to vote at the meeting and at any continuations, postponements or adjournments thereof. If you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of March 28, 2022, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
What are my voting rights?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2022. You may vote all shares owned by you as of March 28, 2022, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Items to be voted on at meeting	Board Recommendation
Item 1: The election of nine nominees to serve as directors on our Board	FOR each nominee
Item 2: The ratification of the appointment of our independent registered public accounting firm for fiscal year 2022	FOR
Item 3: Amending the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,100,000 shares	FOR
Item 4: An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement	FOR
These proposals are described more fully below. As of the date of this proxy statement, this is the only business that our Board intends to present or knows of that others will present at the meeting. If any other matter or matters are properly brought before the meeting, each properly executed proxy card will be voted in the discretion of the proxies named therein.
What constitutes a quorum?
A quorum is required to conduct business at the meeting. The presence at the meeting, virtually or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. As of March 28, 2022, 46,268,580 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote virtually at the meeting. We have enclosed a proxy card for your use.
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for your use in directing the broker, trustee or nominee as to how you would like them to vote your shares.

How can I vote my shares virtually at the meeting?
If you are a registered stockholder, there are several ways for you to vote. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. You may also vote by Internet before the date of the Annual Meeting, by proxy or by telephone, using one of the methods described in the proxy card. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described below so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.
Can I vote my shares without attending the meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record may submit proxies by the Internet by following the instructions in the Notice or by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders holding shares beneficially in street name may vote by following the instructions provided by the broker, trustee or nominee holding the shares.
What if I want to revoke and change my vote?
You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted or by attending the meeting and voting virtually. Please note that attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee which gives you the right to vote your shares, by attending the meeting and voting virtually.
What vote is required to approve each item and how are votes counted?
The vote required to approve each item of business and the method for counting votes is set forth below:
•Election of Directors. AtriCure has adopted a majority voting standard for director elections which means that, subject to the provisions of Section 3.3 of our Bylaws, in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected at the meeting), each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. In any election of directors that is not an uncontested election, directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” shall not be counted as votes cast with respect to a director’s election. You may vote “FOR” all of the director nominees or “WITHHOLD” your vote for any or all director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated.
•Ratification of Independent Registered Public Accounting Firm. For the approval of the ratification of the independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented virtually or by proxy and entitled to vote will be required. You may vote “FOR”, “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN”, your abstention has the same effect as a vote “AGAINST”.
•Approval of Amendment to the AtriCure, Inc. 2014 Stock Incentive Plan. For the amendment to the AtriCure, Inc. 2014 Stock Incentive Plan, the affirmative “FOR” vote of a majority of the shares represented virtually or by proxy and entitled to vote will be required. You may vote “FOR”, “AGAINST” or “ABSTAIN” for this item of business. If you "ABSTAIN”, your abstention has the same effect as a vote “AGAINST”.
•Advisory Vote on Compensation of Named Executive Officers. For the approval, on an advisory basis, of the compensation of our named executive officers, the affirmative “FOR” vote of a majority of the shares represented virtually or by proxy and entitled to vote will be required. You may vote “FOR”, “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN”, your abstention has the same effect as a vote “AGAINST”.
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” ratification of the independent registered public accounting firm, "FOR" the amendment to the AtriCure, Inc. 2014 Stock Incentive Plan, “FOR” the approval of the compensation of our named executive officers and in the discretion of the proxy holders on any other matters that properly come before the meeting).
What is a “broker non-vote”?
Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The ratification of the appointment of an independent public accounting firm (Proposal 2) is considered a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on them. If a matter is not considered routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker.
Because Proposal 1 (election of directors), Proposal 3 (amendment to the AtriCure, Inc. 2014 Stock Incentive Plan) and Proposal 4 (advisory vote on compensation of named executive officers) are not considered routine, brokers holding shares for their customers will not have the ability to cast votes with respect to Proposals 1, 3 and 4 unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your votes with respect to Proposals 1, 3 and 4 are counted. Your broker, therefore, will need to return a proxy card without voting on Proposals 1, 3 and 4 if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote”.
How are “broker non-votes” counted?
Broker non-votes will be counted for the purpose of determining the presence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.
How are abstentions counted?
If you return a proxy card that indicates an abstention from voting, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of shares represented and entitled to vote with respect to a proposal (other than with respect to the election of directors), but they will not be voted on any matter at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” for Proposals 2, 3 and 4.
What happens if additional matters are presented at the meeting?
Other than the four proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Michael H. Carrel (our President and Chief Executive Officer) and Angela L. Wirick (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.
Who will serve as inspector of election?
The Secretary of the Company will tabulate the votes and act as inspector of election at the meeting.
What should I do in the event that I receive more than one set of proxy/voting materials?
You may receive more than one set of these proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For instance, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.
Who is soliciting my vote, and who will bear the costs of this solicitation?
Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies virtually, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission within four business days after the meeting.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.
•Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2023 (2023 Annual Meeting), the written proposal must be received by the Secretary of AtriCure at our principal executive offices no earlier than November 12, 2022 and no later than December 12, 2022. However, if the date of our 2023 Annual Meeting changes by more than 30 days from the date of the meeting, then your notice must be received no later than the close of business on the later of (i) the 150th day prior to the date of the 2023 Annual Meeting or (ii) the 10th day following the date we make a public announcement of the date of the 2023 Annual Meeting. Any notices delivered outside of these dates shall be considered untimely. Such proposals must provide the information required by our Bylaws and also must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934 and any other applicable rules established by the SEC. Proposals should be addressed to cfo@atricure.com or:
AtriCure, Inc.
Attn: Secretary
7555 Innovation Way
Mason, Ohio 45040
•Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director at an annual meeting, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our Secretary no earlier than November 12, 2022 and no later than December 12, 2022.
•Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are filed as an exhibit to our Annual Report on Form 10-K filed with sec.gov.

PROPOSAL ONE—ELECTION OF DIRECTORS
The Board of Directors
Our Amended and Restated Certificate of Incorporation provides that each director shall be elected at each annual meeting of stockholders for a term of one year. Our Amended and Restated Certificate of Incorporation also provides that our Board of Directors may elect directors to fill vacancies or newly created directorships from time to time. Our Board currently consists of the following ten directors: Michael H. Carrel, Mark A. Collar, Daniel P. Florin, Regina E. Groves, B. Kristine Johnson, Karen N. Prange, Deborah H. Telman, Sven A. Wehrwein, Robert S. White and Maggie Yuen, each of whose terms expire at this meeting.
Daniel P. Florin, an existing member of the Board, is not a nominee for re-election at the 2022 Annual Meeting. We wish to thank Mr. Florin for his service and important contributions during his tenure.
Director Nominees
The Nominating and Corporate Governance Committee recommended, and the Board nominated, the following people, all of whom are current directors, for re-election as directors: Michael H. Carrel, Mark A. Collar, Regina E. Groves, B. Kristine Johnson, Karen N. Prange, Deborah H. Telman, Sven A. Wehrwein, Robert S. White and Maggie Yuen. If elected, these nominees will hold office as directors until our 2023 Annual Meeting and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

				Committee Membership
Name	Age	Director Since	Independent	Audit	Compensation	Compliance, Quality, and Risk	Nominating and Corporate Governance	Strategy
Michael H. Carrel	51	2012	No
Mark A. Collar	69	2008	Yes		X		C
Regina E. Groves	63	2017	Yes	X*		C		X
B. Kristine Johnson	70	2017	Yes		X			X
Karen N. Prange	58	2019	Yes		C		X
Deborah H. Telman	57	2021	Yes				X+
Sven A. Wehrwein	71	2016	Yes	C*		X
Robert S. White	60	2013	Yes			X	X	C
Maggie Yuen	50	2021	Yes	X*+

C = Chair
* = Board designated "audit committee financial expert" under SEC rules.
+ = Effective June 15, 2021, Ms. Telman joined the Nominating and Corporate Governance Committee, and Ms. Yuen joined the Audit Committee.
Biographical Information of Directors and Director Nominees
Biographical information about each of our directors and director nominees is set forth below. Information is provided as of the Record Date of March 28, 2022. The primary experience, qualifications, attributes and skills of each director nominee that led to the conclusion that such nominee should serve as a member of the Board of Directors are also described below.
Michael H. Carrel. Mr. Carrel has been President, Chief Executive Officer and director since November 2012. Since joining AtriCure, Mr. Carrel has fostered a patient-first company mission by focusing on the three core areas: innovation, clinical science and education. This strategic approach has led AtriCure to significantly invest in the development of a pipeline of novel products and groundbreaking clinical trials for the treatment of atrial fibrillation (Afib), left atrial appendage management and pain management; expand its market presence within Europe and Asia; and grow the global employee base from 200 to over 900 employees. In addition, during Mike’s tenure, AtriCure has acquired three companies, Estech, nContact, and SentreHEART, adding leading ablation and appendage management technologies to further AtriCure’s market position worldwide.
His career includes successful leadership in global organizations in healthcare and technology industries. Before joining AtriCure, Mr. Carrel was President and Chief Executive Officer of Vital Images, Inc., a publicly-traded medical imaging software company. Under his leadership, the company grew revenue and profitability, increased global market share, expanded its presence to over 90 countries and was successfully sold to Toshiba Medical Systems Corporation. Prior to Vital Images, Mr. Carrel was President and CEO of Zamba Corporation, a publicly-traded technology company, and Chief Financial Officer of NextNet Wireless, Inc., a privately-held provider of non-line-of-sight plug and play broadband wireless access systems.
Mr. Carrel is Board Chair of Axonics, Inc., and he has served on the Board of Axonics since 2019. Mr. Carrel is also the Vice Board Chair of Big Brothers Big Sisters of America and has served on the Board since 2021, and he has served on the Board of Medical Device Manufacturers Association (MDMA) since 2017. Mr. Carrel holds a B.S. in Accounting from Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania.
Mr. Carrel’s extensive understanding of our business, operations and strategy, as well as medical device industry experience qualify him to serve on our Board of Directors.
Mark A. Collar. Mr. Collar has served as one of our directors since February 2008. Mr. Collar is the owner of Collar, Ltd., an investment and consulting business. Mr. Collar retired in 2008 as an officer within the Procter and Gamble Company where his roles included President of the Global Pharmaceuticals and Personal Health business. Mr. Collar joined Procter and Gamble in 1975 as a sales representative, then moved into advertising, and subsequently assumed roles of progressive responsibility within the Health and Personal Care, Beauty Care, New Business Development, Pharmaceuticals and Personal Health Care Products divisions over his 32-year career. Mr. Collar previously served as a director of First Financial Bancorp; Enable Injections, Inc., a privately-held start-up company focusing on high volume injection devices for biologic drugs; and as Board Chairman at TTRC, LLC (Invisible Ink Tattoo Removers), a national tattoo removal chain from 2014 to 2019. Mr. Collar also serves in director and advisory roles in several philanthropic, academic and economic development organizations. Mr. Collar received his B.S. from Northern Illinois University.
Mr. Collar brings a wealth of knowledge from his 32 years at Procter and Gamble, including marketing, competitive analysis, operations, mergers and acquisitions, financial management, sales corporate strategy, risk management, regulatory and quality control. Mr. Collar’s leadership roles in a number of organizations, including his prior membership on the board of another publicly traded company, provide us with insights into a number of opportunistic fields as well as dealing with government officials and agencies, executive compensation and corporate governance matters.
Regina E. Groves. Ms. Groves has served as one of our directors since March 2017. Ms. Groves currently serves as a director for two privately held medical device companies, Advanced NanoTherapies, Inc. and Stimwave LLC. Ms. Groves joined Stimwave’s Board of Directors in July 2019 and was the Chief Financial Officer from September 2019 to December 2020 and Chief Operating Officer from September 2019 to December 2020. From September 2015 to March 2019, Ms. Groves was the Chief Executive Officer at REVA Medical, Inc., a medical device company focused on the development and commercialization of bioresorbable polymer technologies for vascular applications. Prior to joining REVA Medical, Ms. Groves served as Vice President and General Manager of AF Solutions, Cardiac Rhythm and Heart Failure division of Medtronic, Inc., a leading global medical technology company. In this position, she successfully developed and executed strategies to re-enter the catheter-based Afib ablation market and achieved the goal to be market leader in paroxysmal, or intermittent, Afib ablation. Additionally, Ms. Groves successfully acquired and integrated companies, completed numerous clinical trials and launched novel products in the United States and worldwide. Prior to this, she was the Vice President of Quality and Regulatory for Medtronic’s Cardiac Rhythm Disease Management (CRDM) business from 2006 to 2008 and before that was Vice President and General Manager for Patient Management CRDM at Medtronic from 2002 to 2006. Ms. Groves holds a B.S. in Pharmacy from the University of Florida and an M.B.A. from Harvard Graduate School of Business Administration.
As a seasoned executive in the medical device industry, Ms. Groves has significant leadership experience and diverse business skill set with a global perspective. Her background includes management of rapid growth, financial turnaround, acquisition integration and significant and complex events with reputational impact (including FDA). She is an expert in enterprise risk assessment and mitigation and possesses functional experience in strategy, finance, sales, Afib, manufacturing operations and marketing matters which the Board considers as valuable skills for evaluating and improving the Company’s competitive position as well as supporting the functions of the Board’s various committees. Ms. Groves qualifies as an “audit committee financial expert” under SEC rules.
B. Kristine Johnson. Ms. Johnson has served as one of our directors since March 2017. Ms. Johnson is President and a General Partner of Affinity Capital Management, a venture capital firm that invests primarily in seed and early-stage health care companies in the United States, since 2000. Prior to joining Affinity Capital Management, Ms. Johnson was Chief Administrative Officer of Medtronic, Inc. During her seventeen years at Medtronic, she also served as President and General Manager of its vascular business and President and General Manager of its tachyarrhythmia management business. She currently serves as a director for ClearPoint Neuro, Inc., formerly MRI Interventions, ViewRay, Inc. and Paragon28, Inc. She also serves as the board chair of the University of Minnesota Foundation Investment Advisors. She previously served as lead director on the Board of Directors of Piper Jaffray (now Piper Sandler), a publicly-held middle market investment bank and asset management firm. Her previous public board experience also includes service on the Boards of Directors of Spectranetics, Inc., which was acquired by Royal Philips; ADC Telecommunications, Inc. which was acquired by Tyco Electronics; and Pentair, Inc. In 2018, Ms. Johnson was a National Association of Corporate Directors (NACD) Directorship 100 Honoree. Ms. Johnson received her B.A. from St. Olaf College.
Ms. Johnson has extensive experience in both the health care industry and the venture capital business, with the medical device industry being one of the primary areas of focus. Her deep ties to the health care and venture capital industries, as well as the significant experience she has from other public company boards, provide the Board with valuable insights and knowledge, particularly in matters related to mergers and acquisitions, executive compensation, corporate governance and financial reporting.
Karen N. Prange. Ms. Prange has served as one of our directors since December 2019. Ms. Prange was most recently Executive Vice President and Chief Executive Officer for the Global Animal Health, Medical and Dental Surgical Group at Henry Schein, Inc. and a member of the Executive Committee. In this role, she led a business that generated over $6 billion of revenue across three different business units, growing the business to above-market levels in all business segments. Prior to her role at Henry Schein, she led the Urology and Pelvic Health business for Boston Scientific, Inc. and served as General Manager of the Micrus Endovascular and Codman Neurovascular business at Johnson & Johnson Company. Ms. Prange serves on the boards of Nevro Corp., WSAudiology and ViewRay, Inc. and is a strategic advisor of Nuvo Group Ltd. She previously served as on the Board of Directors of Cantel Medical Corp. which was acquired by Steris Corp. Ms. Prange earned her B.S. in Business Administration with honors from the University of Florida and has completed executive education coursework at UCLA Anderson School of Business and Smith College.
Ms. Prange’s other public medical device board service and her extensive experience in commercial and operational roles in healthcare companies, including managing innovation pipelines and acquiring and integrating companies, are beneficial to the management team and the Board.
Deborah H. Telman. Ms. Telman has spent over 20 years in senior executive roles at global companies. She is Executive Vice President and General Counsel for Organon & Co., a global healthcare company formed in March 2021 through a spin off from Merck to focus on improving the health of women throughout their lives. Ms. Telman helped lead the separation work that created a standalone company serving more than 140 markets with more than 60 medicines and products across a range of therapeutic areas. She has responsibility for the company's global legal affairs, compliance and environmental, health and safety. Before Organon, Ms. Telman was General Counsel at Sorrento Therapeutics from 2018 to 2020, where she was responsible for mergers and acquisitions, licensing, governance, finance, human resources, regulatory compliance and legal functions. Previously, she spent four years at Johnson Controls International plc as Vice President and General Counsel - Building Solutions, North America, and prior to that she held executive roles at Abbott Laboratories and The Boeing Company, and was a partner at Winston and Strawn LLP. Ms. Telman received her B.A. in Mathematics from the University of Pennsylvania and J.D. from Boston University School of Law.
Ms. Telman's experience in legal affairs, mergers, acquisitions and divestitures, environmental, health and safety, regulatory and compliance and governance roles within healthcare companies are beneficial to the management team and the Board.
Sven A. Wehrwein. Mr. Wehrwein has served as one of our directors since November 2016. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. During his 35-plus years in accounting and finance, Mr. Wehrwein has experience as a certified public accountant (inactive), investment banker to emerging-growth companies, chief financial officer and audit committee and board chair. Mr. Wehrwein currently serves as a member of the Board of Directors of Proto Labs, Inc., a custom prototype manufacturer and SPS Commerce, Inc., a supply-chain management software company, both of which are publicly-traded companies. Mr. Wehrwein has also previously served on the boards of directors for a number of other medical device and high growth companies including tenures on the boards of Cogentix Medical, Inc., Compellent Technologies, Inc., Synovis Life Technologies, Inc., Vital Images and Nonin Medical, Inc. Mr. Wehrwein holds a B.S. in Business from Loyola University of Chicago and an M.S. in Management from the Sloan School, MIT.
Mr. Wehrwein’s qualifications to serve on our Board of Directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning, corporate governance, mergers and acquisitions, and auditing expertise, given his experiences in investment banking and in financial leadership positions. As Chair of the Audit Committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team. Mr. Wehrwein qualifies as an “audit committee financial expert” under SEC rules.

Robert S. White. Mr. White has served as one of our directors since March 2013. Mr. White is an Operating Partner of EW Healthcare Partners since May 2019. Most recently, Mr. White served as President and Chief Executive Officer of Entellus Medical, Inc., a publicly-traded company that delivered innovative, high quality, minimally-invasive therapeutic solutions to healthcare providers and their patients who suffer from sinusitis. Entellus was acquired by Stryker Corporation in February 2018. Prior to joining Entellus, Mr. White served as President and CEO of TYRX, a privately-held company acquired by Medtronic, Inc. TYRX commercialized innovative, implantable combination drug and device products focused on infection control. Prior to joining TYRX, Mr. White held several senior leadership positions with Medtronic, Inc., including President of Medtronic Kyphon following its $3.9 billion acquisition of the spinal treatment business; President of Physio Control; and Vice President of U.S. Sales and Global Marketing. Earlier in his career, Mr. White held positions with General Electric Company and Eli Lilly and Company, among others. Mr. White currently serves on the Board of Directors of TissueTech, Inc., a privately held parent company of Bio-Tissue, Inc. and Amniox Medical, Inc., that pioneered the development and clinical application of human birth tissue-based products. Mr. White also currently serves on the Board of Directors of Vital Connect, a privately-held company that develops and markets wearable biosensor technology for wireless patient monitoring, and Cardiac Dimensions, a privately-held company that develops and markets treatment modalities to address heart failure and related cardiovascular conditions. Mr. White has served on the Board of Directors of multiple bio-medical/medical device companies, including Cardiva Medical (acquired by Haemonetics Corp. in February 2021), HyperBranch Medical Technology (acquired by Stryker Corporation in October 2018) and Novadaq (acquired by Stryker Corporation in June 2018). Mr. White holds a B.S. in Aerospace Engineering from the University of Missouri-Rolla and an M.B.A. from Cornell University.
Mr. White’s significant knowledge of the medical device industry, business development initiatives, regulatory compliance, corporate governance and experience in growing companies and significant mergers and acquisitions experience uniquely benefit AtriCure.
Maggie Yuen. Ms. Yuen has served as Chief Financial Officer at Penumbra, Inc., a global healthcare company focused on innovative therapies, since December 2019 and is a seasoned executive with more than 20 years of experience within the manufacturing, medical devices and life science industries. Over the course of her career, she has developed financial and operational expertise at both multi-billion dollar public companies and entrepreneurial start-up ventures. Prior to her service with Penumbra, she was Vice President of Finance and Divisional Chief Financial Officer for the Genetic Science Division for Thermo Fisher Scientific Inc. from 2016 to 2019 and was Chief Financial Officer at Mirion Technologies from 2014 to 2016. She has also held various roles at Boston Scientific, GLU Mobile, Lifescan Inc., Picker International, Rockwell Automation and Eaton Corporation. Ms. Yuen received her B.A.Sc. in Accounting, Masters of Accountancy and MBA from Case Western Reserve University.
Ms. Yuen's significant experience in manufacturing and medical devices benefit AtriCure's Board and management. Ms. Yuen's experience qualifies her as an “audit committee financial expert” under SEC rules.
Board of Directors’ Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
The Company has separate Chief Executive Officer and Board Chair positions. Ms. Johnson serves as our Board Chair, presiding over Board meetings and providing the Company with the benefit of her appreciation for and understanding of the risks associated with the Company's business, as well as an intimate knowledge of the Company’s technologies and the medical device industry. Mr. Carrel serves as our President and Chief Executive Officer and provides the Company with the benefit of his strategic and creative vision, an extensive knowledge of the Company’s operations, an understanding of the day-to-day challenges faced by companies in the medical device industry and his business and financial know-how.
The Board currently believes that, at this time, based on the skills and responsibilities of the various members of the Board and management, and in light of the general economic, business and competitive environment facing the Company, the separation of the Chair and Chief Executive Officer roles enhances appropriate oversight of management by the Board, Board independence, the accountability to our stockholders by the Board and our overall leadership structure. Furthermore, the Board believes that maintaining separation of the Chair function from that of the Chief Executive Officer allows the Chief Executive Officer to properly focus on managing the business, rather than requiring a significant portion of his efforts to be spent on also overseeing Board matters.
Board Refreshment
The Nominating and Corporate Governance Committee continues to consider the views of institutional investors and proxy advisory firms as it evaluates the composition of the Board. When Mr. Carrel joined the Company as Chief Executive Officer in 2012, the Company began examining board membership. A formal refreshment initiative began in 2016, recognizing that six members had served on the Board for ten or more years. The Nominating and Corporate Governance Committee continues to use the Board and Committee evaluation processes to address the Board refreshment initiative and considers diversity a priority. In June 2021, we expanded the size of the Board to ten members with the appointments of Deborah H. Telman and Maggie Yuen to the Board of Directors. As Mr. Florin is not a nominee for reelection, we plan for the Board size to be reduced to nine directors after the Annual Meeting.
Consideration of Director Nominees
Stockholder Nominations and Recommendations. As described above in the Question and Answer section under “What is the deadline to propose actions for consideration at next year’s meeting of stockholders or to nominate individuals to serve as directors?” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the information required by our Bylaws and the following information to our Secretary at 7555 Innovation Way, Mason, Ohio 45040: the candidate’s name, age, home and business contact information, principal occupation or employment, the class and number of shares of AtriCure stock beneficially owned, information regarding any relationships, arrangements or understandings between the candidate and AtriCure and any other information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of directors or is otherwise required, including the candidate’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected.
Director Qualifications. Members of our Board should have the highest professional and personal ethics and values and conduct themselves consistent with our Code of Conduct. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee formally reviews each director’s continuation on the Board at the expiration of the director’s term. The Board also has set an age limit of 75 for directors, provided that directors turning 75 shall be permitted to serve the remainder of their term. The Board, through recommendation by the Nominating and Corporate Governance Committee or otherwise, may waive the application of this age limit on a case by case basis. The Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.
Identifying and Evaluating Director Nominees. New candidates for nomination may come to the attention of our Board through professional search firms, stockholders, existing directors, our executive officers or other persons. The Nominating and Corporate Governance Committee will carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors nor does the Committee have a formal policy with respect to diversity. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.
Director Diversity, Skills and Qualifications
The Board has been focused on attaining a high level of gender diversity. As of the date of this proxy statement, 50% of the Company's Board of Directors were women. In addition the Company meets Nasdaq's board diversity objectives.

Board Diversity Matrix as of December 31, 2021
Board Size:
Total Number of Directors	10
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	5	5	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Undisclosed	—
The following is a summary of relevant skills and qualifications of our existing directors.

Diverse Range of Qualifications and Skills Represented by Our Nominees
Mergers & Acquisitions	Atrial Fibrillation	Sales & Marketing
Service on Public Boards	Strategy	CEO Experience
Finance & SOX Compliance	FDA	Risk Management
Medical Payment & Reimbursement	Growth Companies & Investment	Medical Devices
Corporate Governance	Human Capital Management	Business Continuity
Independence of the Board
The Nasdaq Stock Market (Nasdaq) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent”, as affirmatively determined by the board of directors. Currently, our Board consists of the following ten directors: Michael H. Carrel, Mark A. Collar, Daniel P. Florin, Regina E. Groves, B. Kristine Johnson (Chair), Karen N. Prange, Deborah H. Telman, Sven A. Wehrwein, Robert S. White and Maggie Yuen. Our Board has affirmatively determined that each of the directors and nominees, other than Michael H. Carrel, our President and Chief Executive Officer, is independent under the listing standards established by Nasdaq.
As required under the Nasdaq listing standards, our non-management directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board
Our Board has five standing committees: the Audit Committee; the Compensation Committee; the Compliance, Quality and Risk Committee; the Nominating and Corporate Governance Committee; and the Strategy Committee. Each committee has a written charter which is available on our website at ir.atricure.com under “Corporate Governance”. From time to time, our Board may also appoint committees for special purposes.
The following table lists the number of times each committee met in 2021, the major responsibilities, and the current membership for each committee. The table on page 6 and the notes thereto describe changes in membership and chair positions effective as of the date of the Annual Meeting.

Committee / Meetings	Committee Members	Key Responsibilities
Audit 5 meetings	Daniel P. Florin Regina E. Groves Sven A. Wehrwein (chair) Maggie Yuen
•Responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; reviews the scope, fees and results of activities related to audit and non-audit services.
•Oversees our financial controls, annual audit and financial reporting.
•Reviews the effectiveness of our internal control over financial reporting and accounting and reporting practices and procedures with our management and our independent registered public accountants.

Compensation Committee 6 meetings	Mark A. Collar B. Kristine Johnson Karen N. Prange (chair)
•Assists the Board in overseeing the Company’s management compensation policies and practices.
•Determines and approves the compensation of our Chief Executive Officer.
•Reviews and approves compensation levels for our other executive officers, management incentive compensation policies and programs, equity compensation programs for employees and exercises discretion in the administration of those programs.
•Reviews with management our disclosures under “Compensation Discussion and Analysis”, or CD&A, and produces an annual report on executive compensation that contains a recommendation with respect to inclusion of the CD&A in our filings with the SEC.
•Recommends the amounts and form of compensation for non-management directors for their service on the Board and committees.

Compliance, Quality & Risk Committee 4 meetings	Daniel P. Florin Regina E. Groves (chair) Sven A. Wehrwein Robert S. White
•Responsible for providing ongoing oversight over our Code of Conduct, compliance with applicable U.S. Food and Drug Administration and international requirements and other compliance activities which present significant regulatory risk to us.
•Assists the Board in evaluating the effectiveness of our compliance program.
•Oversees the Company’s quality systems and compliance, legal and enterprise risk management and control activities.
•Oversees compliance with data security and privacy laws, including matters related to data protection and patient and consumer privacy.

Nominating and Corporate Governance Committee 4 meetings	Mark A. Collar (chair) Karen N. Prange Deborah H. Telman Robert S. White
•Responsible for reviewing and making recommendations on the composition of our Board and selection of directors.
•Periodically assesses the functioning of our Board and its committees and makes recommendations to our Board regarding corporate governance matters and best practices.
•Periodically reviews the environmental and social responsibility policies and practices and reporting of the topics.
•Responsible for ensuring there is an effective succession plan for the Company’s CEO, which addresses a short-term or unexpected loss of our CEO.
•Annually discusses long-term executive succession.

Strategy Committee No meetings	Regina E. Groves B. Kristine Johnson Robert S. White (chair)
•Responsible for assisting the Board in carrying out its oversight responsibilities, from time to time as needed, relating to potential mergers, acquisitions, divestitures, joint ventures and other key strategic transactions outside the ordinary course of the Company’s business, in each case other than any transaction involving a sale or change of control of the Company.

The composition of the Compensation; Compliance, Quality and Risk; Nominating and Governance; and Strategy Committees satisfies the independence requirements of Nasdaq. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. Our Board has also determined that Daniel P. Florin, Regina E. Groves, Sven A. Wehrwein, and Maggie Yuen each qualify as an “audit committee financial expert”, as defined in SEC rules.
Our directors are strongly encouraged to attend the Company’s annual meeting of stockholders. All of our directors attended the 2021 Annual Meeting. All of our directors attended at least 75% of the aggregate of all Board meetings and meetings of Committees on which such directors served during 2021.
Director Compensation
The Compensation Committee engages an independent compensation consultant to conduct a competitive pay assessment with respect to the compensation of the Company’s non-employee directors every two to three years. Each non-employee director receives retainers for service as follows:

Director Compensation
Annual Cash Retainer		$50,000
Additional Cash Retainer to Chair of the Board		50,000
Annual Stock Retainer(1)		125,000

Committee	Chair Retainer(2)	Membership Retainer
Audit	$20,000	$10,000
Compensation	15,000	7,500
Compliance, Quality and Risk	15,000	7,500
Nominating and Corporate Governance	10,000	5,000
Strategy	10,000	7,500

(1)Reflects restricted stock granted on the date of the annual meeting of stockholders, with the number of shares determined by dividing the annual retainer by closing stock price on the annual meeting date. The annual grant vests in full on the one-year anniversary of the grant date. Beginning in 2022, the annual stock retainer will increase to $150,000.
(2)Includes committee membership retainer.
Upon appointment to the Board, non-employee directors are granted approximately $175,000 of restricted stock, valued on the date of grant and vesting annually over a three-year period.

Director Compensation Table
The following table summarizes compensation earned by our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mark A. Collar	$67,500	$124,949	$192,449
Daniel P. Florin	67,500	124,949	192,449
Regina E. Groves	80,973	124,949	205,922
B. Kristine Johnson	98,653	124,949	223,602
Karen N. Prange	67,116	124,949	192,065
Deborah H. Telman	29,918	174,953	204,871
Sven A. Wehrwein	77,500	124,949	202,449
Robert S. White	72,500	124,949	197,449
Maggie Yuen	32,638	174,953	207,591

(1)Amounts in the stock awards column represent the aggregate grant date fair value of restricted stock awards computed, as of each award date, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (ASC 718). No stock options were granted during 2021.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its Committees, to promote the interests of stockholders and to create a common set of expectations as to how the Board, its Committees, individual directors and management should perform their respective functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of our directors and management remain a critical safeguard in quality corporate governance. The Corporate Governance Guidelines establish the practices the Board will follow with respect to, among other practices, board composition and selection of board nominees, director responsibilities, chief executive officer evaluation, management development and succession planning, director compensation, board committees and annual board and committee performance evaluations. A copy of the Corporate Governance Guidelines is available on our website at ir.atricure.com under “Corporate Governance”.
Code of Conduct
AtriCure is committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct reflects our values and the business practices and principles of behavior that support this commitment. Our Code of Conduct is an integral part of our business conduct compliance program and embodies our commitment to conduct operations in accordance with the highest legal and ethical standards. In 2021, we updated our Code of Conduct to further demonstrate our commitment to ensuring it is relevant to our day-to-day work. The Code of Conduct applies to all of our officers, directors and employees. Each officer, director and employee receives training when onboarded and annually thereafter and is responsible for acknowledging, understanding and complying with the Code of Conduct. The Code of Conduct is supplemented by an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics is applicable to our Chief Executive Officer, Chief Financial Officer and key finance employees with responsibility or authority for financial control, oversight or reporting matters. Each code is available on our website at ir.atricure.com under “Corporate Governance”. We will post any amendments to either code, as well as any waivers that are required to be disclosed by the rules of the SEC or Nasdaq, on our website.
We have also adopted and implemented voluntary standards established by the Advanced Medical Technology Association (AdvaMed), a United States trade association for medical device manufacturers, governing interactions between medical device manufacturers and healthcare professionals known as the AdvaMed Code of Ethics on Interactions with Health Care Professionals (AdvaMed Code). These standards are intended to ensure that such interactions are transparent and comply with applicable laws, regulations and government guidance. The standards address interactions related to sales and marketing practices, research and development, product training and education, grants and charitable contributions, support of third-party educational conferences and consulting arrangements. AtriCure is also a member of MedTech Europe, a voluntary trade association for the medical technology industry including diagnostics, medical devices and digital health. MedTech Europe and its members are committed to a high level of ethical business practices and have put in place strict guidelines to advise medical technology manufacturers on how to collaborate ethically with healthcare professionals (HCPs). It covers medical education and research and development. It also introduces an independent enforcement mechanism and transparency obligations. We have adopted the MedTech Code and incorporated its principles in our standard operating procedures, employee training programs and relationships with medical professionals.
Compensation Committee Interlocks and Insider Participation
During 2021 and through the date of this proxy statement, none of the members of our Compensation Committee were or are an officer or employee of the Company, had or have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.
Certain Relationships and Related Party Transactions
Our Audit Committee charter provides that the Audit Committee will review and discuss with management potential transactions with related parties. Related party transactions requiring Audit Committee approval include transactions that are significant in size and transactions that involve terms or aspects that differ from those which would be entered into between independent parties.
Communications with the Board of Directors
Stockholders are invited to communicate to the Board or its committees by writing to: AtriCure, Inc., Chair of the Board of Directors or the Chair of a Board committee, 7555 Innovation Way, Mason, Ohio 45040. All such stockholder communications (except for spam, junk mail, mass mailings, resumes, job inquiries, surveys, business solicitations or advertisements, or patently offensive, hostile, threatening or otherwise unsuitable or inappropriate material) will be forwarded to the specific director or directors to whom the communications are addressed.
Board’s Role in Risk Oversight
Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has the responsibility for the oversight of our risk management processes. Our Enterprise Risk Management ("ERM") program provides an ongoing process at all levels across each business unit and corporate function to identify, assess and monitor risk, and to implement mitigating actions, if possible. When the ERM process identifies a material risk, it will be elevated through the management team to the Board and the Compliance, Quality and Risk Committee for its review and consideration. Both the full Board and the Compliance, Quality and Risk Committee periodically receives and reviews presentations from management regarding the ERM process to assess whether it is functioning effectively.
Senior management attends regular meetings of the Board, providing presentations on operations and risk exposure and mitigation activities. Specific examples of risks primarily overseen by the full Board include, but are not limited to, legal risks, competition risks, industry risks, economic risks, business operations risks, commercial and regulatory compliance risks, quality risks, cybersecurity risks, reputational risks and risks related to acquisitions and dispositions.
Our Board committees are responsible for specific areas of risk oversight:
•The Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include, but are not limited to, risks related to preparing our financial statements, disclosure controls and procedures, internal controls over financial reporting, accounting, financial, auditing, treasury and cybersecurity risks insofar as such cybersecurity risks relate to accounting, audit and financial matters.
•The Compensation Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks arising from our compensation policies and programs.
•The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks associated with Board organization, membership and structure, succession planning and corporate governance.
•The Compliance, Quality and Risk Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks relating to the Company’s Code of Conduct, compliance with applicable U.S. Food and Drug Administration requirements and international law, compliance program and enterprise risk management and control activities except to the extent to which such functions relate to accounting, audit and financial matters for which the Audit Committee is responsible.
•The Strategy Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks relating to potential mergers, acquisitions, divestitures, joint ventures and other key strategic transactions outside the ordinary course of the Company’s business.
Our Board is apprised by the chairperson of each Board committee of significant risks and management’s responses via periodic updates at regularly scheduled Board meetings. The leadership structure of our Board supports the Board’s effective oversight of our risk management.
Board Evaluations
The Board of Directors and committees conduct self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee receives input on the Board’s performance from directors and, through its Chair, discusses the input with the full Board and oversees the full Board’s review of its performance. The self-assessments focus on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve. The Board and the Nominating and Corporate Governance Committee use the self-evaluations in making determinations regarding which directors will be nominated for election at the Annual Meeting. The Board and committee evaluation process also informs Board and committee composition, which includes evolution of the director skills and experience qualifications criteria to meet the current and anticipated needs of the business.

MANAGEMENT
Our directors, nominees for director and executive officers are set forth below. Information regarding our directors and director nominees is set forth above under “Proposal One—Election of Directors—Biographical Information of Directors and Director Nominees”.

Name	Age	Position
B. Kristine Johnson	70	Board Chair
Michael H. Carrel	51	President, Chief Executive Officer and Director
Mark A. Collar	69	Director
Daniel P. Florin*	57	Director
Regina E. Groves	63	Director
Karen N. Prange	58	Director
Deborah H. Telman	57	Director
Sven A. Wehrwein	71	Director
Robert S. White	60	Director
Maggie Yuen	50	Director
Angela L. Wirick, C.P.A.	44	Chief Financial Officer
Tonya A. Austin, S.P.H.R.	50	Chief Human Resources Officer
Karl S. Dahlquist, J.D., C.C.E.P.	52	Chief Legal & Compliance Officer
Vinayak Doraiswamy, Ph.D.	50	Chief Scientific Officer
Justin J. Noznesky	44	Chief Marketing and Strategy Officer
Salvatore Privitera, J.D.	55	Chief Technical Officer
Douglas J. Seith	56	Chief Operating Officer

*Not a nominee for election

Angela L. Wirick, C.P.A. was appointed Chief Financial Officer in August 2020. Immediately prior to this, Ms. Wirick served as our Vice President, Finance for four years, where she led the global accounting and finance functions of the Company and supported strategic initiatives. Ms. Wirick joined the Company in 2014 as Director, Finance. Ms. Wirick began her career in public accounting at Arthur Andersen LLP and Deloitte & Touche LLP, serving clients in a variety of industries over fourteen years. Ms. Wirick received her B.S.B.A. in Accounting from the University of Dayton and is a Certified Public Accountant.
Tonya A. Austin, S.P.H.R. has served as our Chief Human Resources Officer since March 2019. Ms. Austin joined AtriCure in May 2013 as Vice President, Human Resources. Ms. Austin is responsible for all aspects of the Company's global human resources functions including organizational development, employee relations, recruitment, benefits and compensation, performance management and talent development. Prior to her time at AtriCure, she held several human resources leadership roles including Human Resources Business Partner at Endo Pharmaceuticals, Vice President of Human Resources at Vital Images, Inc. and various recruitment and human resources roles at Parametric Technology Corporation and PricewaterhouseCoopers. She graduated from the College of St. Benedict's in St. Joseph, Minnesota and holds a Senior Professional in Human Resources (SPHR) certification.
Karl S. Dahlquist, J.D., C.C.E.P. has served as our Chief Legal & Compliance Officer since March 2019. Mr. Dahlquist joined the Company in August 2013 as Vice President, Legal and Regulatory Affairs and Chief Compliance Officer. Mr. Dahlquist began his career as a lawyer specializing in medical device litigation and regulation at an international law firm. In 1999, he left private practice to join the legal department of Medtronic, Inc., where he was Senior Counsel to the Spinal & Biologics business. Mr. Dahlquist subsequently served in a variety of senior legal, compliance and quality management roles with St. Jude Medical, GE Healthcare and Johnson & Johnson. He attended the University of Michigan in Ann Arbor, where he earned Bachelor of Science and Juris Doctor degrees. He is a licensed attorney and a Certified Compliance & Ethics Professional (CCEP).
Vinayak Doraiswamy, Ph.D. has served as our Chief Scientific Officer since March 2021, previously serving as our Senior Vice President, Clinical, Regulatory, Medical and Scientific Affairs since March 2017. Prior to joining AtriCure, he served as Vice President of Global Clinical Operations at St. Jude Medical overseeing clinical operations for over 100 clinical trials worldwide and managed a team of over 300 people. He spent a large portion of his career in the Afib market and served in various leadership capacities, including program management, clinical affairs, strategic planning and portfolio management. Before St. Jude Medical, Dr. Doraiswamy held several positions of increasing responsibility in marketing, field clinical engineering, IDE and post market clinical studies at Boston Scientific, Guidant Corporation, and Promega Corporation. Dr. Doraiswamy received his B.S. and M.S. in Zoology from Presidency College of Chennai, India, MBA from the Wisconsin School of Business and Ph.D. from North Dakota State University.
Justin J. Noznesky has served as our Chief Marketing and Strategy Officer since March 2021, having previously served as our Senior Vice President, Marketing and Business Development since March 2016, as our Vice President, Marketing and Business Development since January 2014. From 2004 to 2013, Mr. Noznesky held progressive financial and business development positions at Vital Images, Inc., a subsidiary of Toshiba Medical Systems Corporation, including Vice President, Marketing and Business Development. Prior to working for Vital Images, Mr. Noznesky worked at UnitedHealth Group in Corporate Finance and at Arthur Andersen LLP as a senior auditor. Mr. Noznesky received his B.A. from Bethel University.
Salvatore Privitera, J.D. has served as our Chief Technical Officer since January 2020 having previously served as our Chief Technology Officer since July 2017. Prior to joining AtriCure, Mr. Privitera served as Vice President of Research and Development at Bard Medical (“BMD”), a division of C.R. Bard, Inc. Prior to his role at BMD, Mr. Privitera worked for AtriCure as the Vice President of Engineering and Product Development for nine years. Prior to AtriCure, Mr. Privitera worked at Ethicon Endo-Surgery, a Johnson and Johnson company, in a variety of research, development and operations roles for over twelve years. Since December 2020, Mr. Privitera has served on the Board of Directors of the Cincinnati Chapter of the American Heart Association. Mr. Privitera received his B.S. from the University of Buffalo, his M.B.A. from Xavier University and his J.D. from Northern Kentucky University.
Douglas J. Seith has served as our Chief Operating Officer since January 2015, having previously served as our Senior Vice President, Sales and Marketing from 2013 to 2014 and as our Vice President, United States Sales from 2011 to 2013. Since joining AtriCure in 2004 as a Regional Sales Leader, Mr. Seith has held a variety of progressive sales and sales leadership positions, including Area Director roles. Mr. Seith has over 30 years of cardiothoracic, cardiology and general surgery sales and sales and marketing leadership experience. Prior to joining AtriCure, Mr. Seith held sales leadership and sales positions with A-Med/EmoblX, Inc., where he was the Vice President of Sales, Heartport, Inc., Scimed Life Systems, a division of Boston Scientific, Inc. and Automated Instruments (a division of Unites States Surgical Corporation). Mr. Seith received his B.A. from Ohio Wesleyan University.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the year ending December 31, 2022. Deloitte & Touche LLP has audited the Company’s financial statements since 2002.
The Board is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022. Although not required by law, the rules of Nasdaq or the Company’s Bylaws, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.
Board of Directors’ Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.
Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. In addition to retaining Deloitte & Touche LLP to audit the Company’s financial statements for 2021, the Audit Committee retained Deloitte & Touche LLP to provide audit-related services in 2021. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee evaluates Deloitte’s qualifications, performance and independence and presents its conclusions to the full Board on an annual basis.
The aggregate fees billed or to be billed by Deloitte & Touche LLP for audit services provided to the Company for 2021 and 2020 and billed related to other services provided during 2021 and 2020 were as follows:

Service Category	2021	2020
Audit Fees	$704,000	$723,853
Audit-Related Fees	2,828	2,828
Tax Fees	—	—
All Other Fees	—	—
Total	$706,828	$726,681
In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services and reimbursement for out of pocket expenses for the audit of a company’s financial statements, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.
Pre-Approval Policies and Procedures
To help ensure the independence of our independent registered public accounting firm, all audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee as a Committee, or the Committee may delegate to one or more of its members the authority to grant the required approvals.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Management has the primary responsibility for maintaining effective internal control over financial reporting and for preparing AtriCure’s financial statements. AtriCure’s independent registered public accounting firm is responsible for performing independent audits of AtriCure’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and AtriCure’s internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibilities include monitoring and oversight of corporate accounting and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee reviewed with management the audited financial statements included in AtriCure’s Annual Report on Form 10-K, including a discussion of significant accounting principles, the reasonableness of significant estimates and judgments made in preparing the financial statements and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Chief Executive Officer and the Chief Financial Officer of AtriCure the certifications required to be given by such officers in connection with AtriCure’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with giving such certifications. The Audit Committee’s responsibilities are set forth in a written charter, a copy of which is available on our website at ir.atricure.com under “Corporate Governance”.
The Audit Committee is responsible for reviewing, approving and managing the engagement of AtriCure’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid thereof, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed and discussed with AtriCure’s independent registered public accounting firm its judgments as to the acceptability as well as the appropriateness of AtriCure’s application of accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm by the Public Company Accounting Oversight Board, the Securities and Exchange Commission and other applicable law and listing standards. AtriCure’s independent registered public accounting firm is responsible for expressing an opinion on the conformity, in all material respects, of AtriCure’s financial statements with accounting principles generally accepted in the United States of America. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with AtriCure’s independent registered public accounting firm its independence from management and AtriCure and has considered the compatibility of non-audit services with the independence of AtriCure’s independent registered public accounting firm.
The Audit Committee discussed with AtriCure’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm to discuss the results of its examinations, its evaluation of the effectiveness of AtriCure’s internal control over financial reporting and the overall quality of AtriCure’s financial reporting. The Audit Committee held five meetings during the year ended December 31, 2021.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AtriCure’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has also selected, subject to stockholder ratification, Deloitte & Touche LLP as AtriCure’s independent registered public accounting firm for the year ending December 31, 2022.
Submitted by the following members of the Audit Committee:

AUDIT COMMITTEE
Sven A. Wehrwein, Chair
Daniel P. Florin
Regina E. Groves
Maggie Yuen

PROPOSAL THREE—AMENDMENT OF 2014 STOCK INCENTIVE PLAN
Based on the recommendation of the Compensation Committee, the Board voted to approve and recommend to stockholders that they approve the amendment of the AtriCure, Inc. 2014 Stock Incentive Plan (2014 Plan). The amendment would provide for an increase of 1,100,000 shares of common stock available for issuance under the 2014 Plan, from 5,250,000 to 6,350,000 The increase in the total number of common shares available for issuance with respect to incentive stock options in accordance with the Internal Revenue Code (Code) is also 1,100,000. The 2014 Plan as it is proposed to be amended and restated would allow us to continue to attract and retain high quality and high performing directors, executives and other employees with equity incentives. If we cannot offer equity-based compensation we may have to increase our use of cash compensation which could have an adverse impact on our business plans and operations.
This 2014 Amended and Restated Stock Incentive Plan (Amended 2014 Plan) document is attached as Annex A. Set forth below are: a summary of the principal features of the Amended 2014 Plan and a description of the U.S. federal income tax consequences under the Amended 2014 Plan. The summary of the principal features of the Amended 2014 Plan does not purport to be complete and is qualified in its entirety by reference to Annex A.
1. Summary of the 2014 Stock Incentive Plan, as amended
Objectives of the Amended 2014 Plan
The Board believes that stock-based awards are an important element of the Company’s compensation programs. The Amended 2014 Plan promotes the Company’s compensation philosophy and objectives by: (i) providing long-term incentives to those persons with responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees, directors, and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares and (vi) aligning the personal interests of officers, employees and others in the Company’s long-term growth and profitability with the interests of the Company’s stockholders.
As of March 31, 2022, approximately 1,152,000 shares remained available for grant under the 2014 Plan. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented in the Equity Compensation Plan Information table on page 26.
The Board approved the Amended 2014 Plan (subject to shareholder approval) to provide for an additional 1,100,000 shares of stock-based awards to be granted under it which we believe would provide a sufficient number of shares to enable the Company to make awards at a value that is consistent with historical average annual rates, adjusted to account for the Company’s anticipated increased headcount, for at least two years. The Compensation Committee determined that reserving shares sufficient for approximately two years of new awards at historical grant rates is in line with the practices of other companies in our peer group. However, the actual number of shares subject to awards under the Amended 2014 Plan is dependent on a number of factors, including the future trading price of our common stock, our promotion and hiring activity, our retention needs and market practices within our industry. As a result, the share reserve under the Amended 2014 Plan could last for a longer or shorter period of time than currently expected.
All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the Amended 2014 Plan. The Amended 2014 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals and unrestricted shares.
If stockholders approve the Amended 2014 Plan, equity awards on or after May 25, 2022 will be granted under the terms of the Amended 2014 Plan. If our stockholders do not approve the Amended 2014 Plan, the 2014 Plan will continue in its current (pre-amendment) form. However, the Company could have insufficient shares available in the near future to make equity awards to eligible individuals and will consider alternative methods of compensating its key personnel, which may include equity-based but cash-settled incentives. In addition, the Amended 2014 Plan will expire in 2024 and the Company will no longer be able to provide equity-based compensation without further stockholder action. Failure of the stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the 2014 Plan. If our stockholders approve the Amended 2014 Plan, the Company intends to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register 1,100,000 additional shares available for issuance under the 2014 Plan, as amended by the Amended 2014 Plan.

Shares Subject to the Amended 2014 Plan
Stockholders approved the 2014 Plan at the 2014 Annual Meeting of Stockholders. The aggregate number of shares of common stock that may be issued under the 2014 Plan as approved by stockholders in 2014 was 1,300,000. Stockholders have amended the 2014 Plan several times since 2014 to increase the number of shares of common stock authorized for issuance thereunder: in 2016, stockholders amended the 2014 Plan to increase the number of authorized shares by 450,000; in 2017, stockholders amended the 2014 Plan to increase the number of authorized shares by 850,000; in 2018, stockholders amended the 2014 Plan to increase the number of authorized shares by 850,000; in 2019, stockholders amended the 2014 Plan to increase the number of authorized shares by 900,000; and in 2020, stockholders amended the 2014 Plan to increase the number of authorized shares by 900,000. As a result of these several amendments, the aggregate number of common shares that may be issued under the Amended 2014 Plan, assuming approval by stockholders, is 6,350,000.
The Amended 2014 Plan provides for appropriate adjustments in the number of shares subject to the Amended 2014 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.
Other Share Limitations
The maximum number of shares subject to full-value awards and incentive stock options (ISOs) that may be granted under the Amended 2014 Plan is 6,350,000. The maximum number of shares subject to full-value awards, stock options or stock appreciation rights that may be granted to an individual (other than a non-employee director) in a calendar year is 6,350,000.
Eligible Participants
Officers and key employees of the Company, any consultant to the Company and the Company’s non-employee directors are eligible to receive awards under the Amended 2014 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth. As of the date of this proxy, the number of executive officers eligible to participate in the Amended 2014 Plan is eight, the number of non-employee directors eligible to participate in the Amended 2014 Plan is nine and the number of all employees who are not executive officers eligible to participate in the Amended 2014 Plan is 880.
Administration
The terms of the Amended 2014 Plan require that it shall be administered by a committee consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in Section 162(m) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Cuts and Jobs Act) and regulations thereunder, “independent director” set forth in Nasdaq rules and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the Board, the Compensation Committee will administer the Amended 2014 Plan and has the authority under the Amended 2014 Plan to: (i) select the employees, consultants and directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the Amended 2014 Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of Section 162(m) (as in effect prior to its amendment by the Tax Cuts and Jobs Act); (v) with respect to any performance based compensation, certify that any performance goals have been achieved; (vi) determine whether terms, conditions and objectives have been met or, if permissible, should be modified or waived, not inconsistent with the terms of the Amended 2014 Plan; (vii) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (viii) determine administrative rules, guidelines and practices governing the Amended 2014 Plan; and (ix) interpret the provisions of and otherwise supervise the administration of the Amended 2014 Plan. The terms and conditions of each award agreement may vary. The Amended 2014 Plan contemplates that the Committee may delegate its authority to certain officers of the Company.
Market Value of AtriCure Shares
As of April 6, 2022, the closing price per share of our common stock as quoted on the Nasdaq market was $62.04.

Stock Options
Stock options granted under the Amended 2014 Plan must be in the form of either incentive stock options (ISOs), which meet the requirements of Section 422 of the Internal Revenue Code, or nonqualified stock options (NQSOs), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on Nasdaq on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the Amended 2014 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the Amended 2014 Plan. The Amended 2014 Plan prohibits stock option repricing.
Code Limitations on Incentive Stock Options
The Internal Revenue Code currently places certain limitations on ISO awards. In addition to the other limitations described in the Amended 2014 Plan, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations. ISOs will also be non-transferable in accordance with the provisions of the Internal Revenue Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding common stock.
Stock Appreciation Rights
The Committee may grant stock appreciation rights (SAR) separately or in connection with a stock option granted under the Amended 2014 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the Amended 2014 Plan. The Amended 2014 Plan prohibits SAR repricing.
Restricted Share and Restricted Share Unit Awards
The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Participants who hold restricted shares have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse (and in no event shall be distributed unless and until the restrictions lapse). Our award agreements also provide that recipients of restricted share awards may vote their shares after the date of grant.
The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder any rights of a stockholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death or disability) or upon the attainment of specified performance objectives (performance-vested). Subject to certain exceptions, the Committee may waive restrictions or accelerate the date or dates on which restrictions lapse.
Performance Based Awards
The Committee may grant awards conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company or a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, compound annual growth rate, earnings (which may include certain add backs, such as taxes, interest and/or depreciation and amortization), operating earnings, profit margins, earnings per common share, favorable comparison to established budgets, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, stockholders’ equity, stockholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the Company’s prior performance.
Unrestricted Share Awards
The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.
Restricted Share Awards for Non-Employee Directors
Under the Amended 2014 Plan, each non-employee director is granted a value of approximately $175,000 of restricted shares upon appointment by the Board (or election at an annual meeting if not appointed beforehand) (the “New Director Restricted Share Grant”). The New Director Restricted Share Grant is valued as of the closing price on the date of appointment (or election at the annual meeting if not appointed beforehand). The restricted shares vest annually over a three-year period.
Each non-employee director also is granted a value of approximately $125,000 of shares of restricted stock immediately after each annual meeting if such person is serving as a non-employee director at such time by virtue of being re-elected (the “Annual Meeting Restricted Share Grant”). Effective May 25, 2022, this value will increase to $150,000. The Annual Meeting Director Restricted Share Grant is valued as of the closing price on the date of the annual meeting. The restricted shares generally vest in full on the one-year anniversary of the date of grant.
Minimum Vesting Requirement
Under the Amended 2014 Plan the Committee is limited in its ability to grant awards that vest in less than one year. Except with respect to five percent (5%) of the maximum aggregate number of shares that may be issued under the Amended 2014 Plan with vesting, no award may vest earlier than one year following the date of grant. However, this limitation does not preclude the acceleration of vesting of an award upon death or disability or in connection with a change in control, as determined by the Committee in its discretion.
Transferability of Awards
No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the Amended 2014 Plan) or trusts established by the participant, subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee.
Termination of Employment
Generally, and subject to the Amended 2014 Plan’s minimum vesting provisions, the vesting of awards is accelerated upon a participant’s termination of employment by death, disability or retirement (for any reason other than for cause), with a participant being allowed to exercise vested stock options or SARs for a period of time after termination. In the case of a participant’s termination of employment for cause, unless otherwise provided in an award agreement, all awards, whether vested or not, are immediately forfeited.
Change in Control
Unless the award is assumed by an acquiring entity and except as otherwise provided in an award agreement, upon a “change in control” as defined in the Amended 2014 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable, and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment Policy
Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.
Amendments and Award Substitutions; Discontinuation of Amended 2014 Plan
The Board may amend, alter or discontinue the Amended 2014 Plan at any time, provided that any such amendment, alteration or discontinuance has been approved by the Company’s stockholders, if stockholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) as “performance-based compensation”) and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The Amended 2014 Plan could be amended without stockholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No awards shall be made under the Amended 2014 Plan after the tenth anniversary of the effective date.
Plan Benefits
Below is a table that discloses awards granted to the Company’s executives and directors in the last twelve months under the 2014 Plan.

Name and Position	Restricted Stock Awards	Performance Awards	Restricted Stock Units
Michael H. Carrel President and Chief Executive Officer	22,632	52,809	—
Vinayak Doraiswamy Chief Scientific Officer	6,825	6,825	—
Justin J. Noznesky Chief Marketing and Strategy Officer	6,825	6,825	—
Douglas J. Seith Chief Operating Officer	12,573	12,573	—
Angela L. Wirick Chief Financial Officer	9,340	9,340	—
Executive Group	20,116	13,650	—
Non-Executive Director Group	16,733	—	—
Non-Executive Officer Employee Group	78,810	—	10,867
The following table presents information about the Company’s equity compensation plans as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders(3)	1,507,801	$26	1,504,648
Equity compensation plans not approved by security holders	—	—	—
Total	1,507,801	$26	1,504,648

(1)Represents outstanding stock options, restricted stock and performance shares as of December 31, 2021.

(2)The weighted average exercise price is calculated without taking into account restricted stock and performance shares that will become issuable, without any cash consideration or other payment, as vesting requirements and/or performance goals are achieved.

(3)Amounts include awards under our 2005 Equity Incentive Plan and 2014 Stock Incentive Plan but exclude shares purchased under our 2018 Employee Stock Purchase Plan.

Current Awards Outstanding
Set forth below is information regarding shares currently outstanding under the 2014 Plan and prior plans. The Company made its annual award grant to employees in March 2022. Those awards are included in the information below.

Plan category	Number of shares as of March 31, 2022
Shares available for future awards	1,151,767
Outstanding stock options - time based (remaining term: 4.3 years, weighted exercise price of $25.94)	616,554
Outstanding restricted stock awards/units	621,549
Outstanding performance share awards	329,361
Outstanding shares of common stock	46,267,121
For additional information regarding stock-based awards previously granted, please see Note 16 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
2. Certain Federal Tax Consequences with Respect to Awards
The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the Amended 2014 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.
Incentive Stock Options
Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the Amended 2014 Plan (see, however, discussion of the alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and AtriCure will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a disqualifying disposition), the optionee generally will realize ordinary income in the year of disposition and AtriCure will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price, subject to the application of Section 162(m). Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.
The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (AMT). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.
An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such surrendered stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.
Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (Exchange Shares) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.
Non-Qualified Stock Options
Generally, there will be no federal income tax consequences to either the optionee or AtriCure on the grant of a NQSO pursuant to the Amended 2014 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. AtriCure will be entitled to a federal income tax deduction in an amount equal to such excess, subject to the Section 162(m) $1 million compensation deduction limitation applicable to compensation paid to specified executives.
Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.
Stock Appreciation Rights
A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and AtriCure will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. AtriCure may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant, subject to the application of Section 162(m).
Restricted Share Awards
The taxability of restricted share awards to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will recognize taxable ordinary income at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. AtriCure will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant, subject to the application of Section 162(m).
Restricted Share Unit Awards
A participant who is awarded restricted share units generally will not recognize taxable income at the time of the grant. When vested restricted share units are paid or settled and distributed, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received less the amount paid for such share units (if any) at such time, and AtriCure will receive a corresponding deduction, subject to the application of Section 162(m).

Performance Based Awards
A participant who is awarded performance shares generally will not recognize taxable income at the time of the grant. When vested performance shares are paid or settled and distributed, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received less the amount paid for such share units (if any) at such time, and AtriCure will receive a corresponding deduction, subject to the application of Section 162(m).
Application of Section 409A to Deferred Compensation Arrangements
The Amended 2014 Plan provides that the Committee may permit recipients of awards to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax equal to 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates) and (iii) interest at the underpayment rate plus one percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.
Conclusion
The foregoing summarizes the U.S. federal income tax consequences and does not include a discussion of state and local income tax or foreign tax consequences of participation in the Amended 2014 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.
Board of Directors’ Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2014 STOCK INCENTIVE PLAN.

PROPOSAL FOUR—ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd Act), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (Say on Pay).
As described in detail below under the heading “Compensation Discussion and Analysis” beginning on page 32 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our stockholders. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with an overall goal of delivering sustained long-term stockholder value while aligning our executives’ interests with those of our stockholders. Further, our programs require that a substantial portion of each named executive officer’s compensation be contingent on delivering performance results that benefit our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return. Stockholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
Stockholder Engagement and Say On Pay Response
Annually, AtriCure offers stockholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual meeting in May 2021, 95.6% of the votes were in favor of the say-on-pay proposal covering our executive compensation program last year. Although a majority of stockholders expressed support for the compensation of the Company’s named executive officers, the Compensation Committee values any additional stockholder feedback and endeavors to respond to stockholders’ concerns. We regularly communicate with our stockholders to better understand their opinions on our business strategy and objectives and to obtain feedback regarding other matters of investor interest, such as executive compensation. Additionally, the Compensation Committee obtains feedback, advice and recommendations on compensation best practices from its independent external compensation consultant, WTW, and assesses the reports and publications of Institutional Shareholder Services and other proxy advisory firms. The Compensation Committee also reviews the Company's performance, the compensation practices of its peers and compensation surveys and other materials regarding general and executive compensation.
The vote on this matter is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. This vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, we ask our stockholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
Board of Directors’ Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership, calculated in accordance with SEC rules, of AtriCure common stock as of March 28, 2022 by each of our executive officers named in the Summary Compensation Table set forth below, each of our directors, all of our directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of our common stock.

	Beneficial Ownership
Beneficial Owner	Shares	Options Exercisable Within 60 Days	Percent of Class
Holders of More Than 5%
Vanguard Group Inc. (1) 100 Vanguard Boulevard Malvern, PA 19355	4,234,298	—	9.1%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	3,636,042	—	7.8%
AllianceBernstein L.P. (3) 1345 Avenue of the Americas New York, NY 10105	3,455,856	—	7.4%
Alger Associates, Inc. (4) 360 Park Avenue South New York, NY 10010	3,240,847	—	7.0%
Invesco Ltd. (5) 1555 Peachtree Street NE Atlanta, GA 30309	2,437,617	—	5.2%

Named Executive Officers
Michael H. Carrel	536,256	—	1.2%
Angela L. Wirick	76,037	5,000	*
Vinayak Doraiswamy	24,039	—	*
Justin J. Noznesky	37,829	—	*
Douglas J. Seith	79,026	—	*
Directors and Nominees
Mark A. Collar	92,607	40,000	*
Daniel P. Florin (6)	10,103	—	*
Regina E. Groves	16,228	—	*
B. Kristine Johnson	29,871	—	*
Karen N. Prange	10,103	—	*
Deborah H. Telman	2,245	—	*
Sven A. Wehrwein	14,435	45,000	*
Robert S. White	37,235	65,000	*
Maggie Yuen	2,245	—	*
All executive officers and directors as a group (17 persons)	1,072,989	215,000	2.8%

*Indicates ownership of less than 1%.
(1)This information is based on the Schedule 13G (Amendment No. 2) filed with the SEC on February 9, 2022.
(2)This information is based on the Schedule 13G (Amendment No. 5) filed with the SEC on February 3, 2022.
(3)This information is based on the Schedule 13G filed with the SEC on February 14, 2022.
(4)This information is based on the Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2022.
(5)This information is based on the Schedule 13G (Amendment No. 1) filed with the SEC on February 9, 2022.
(6)Not a nominee for election.

Ownership Guidelines
Consistent with its compensation philosophy and the principle of aligning the interests of management and directors of the Company with the interests of its stockholders, the Board of Directors has implemented stock ownership guidelines for “Specified Officers” (defined in the guidelines as those officers required to file beneficial ownership reports with the SEC) and non-employee directors.

Beneficial Owner	Stock Ownership Guideline
Chief Executive Officer	> 6x annual base salary
Specified Officers other than Chief Executive Officer	> 1x annual base salary
Non-employee directors	> 3x annual cash retainer*

*Within three (3 years) of the later of the date of adoption of these guidelines or the appointment to the Board of Directors, each of the Company’s non-employee directors is required to have a stock ownership position in the Company in an amount no less than three times their annual cash retainer for their director service, exclusive of any retainers for committee membership or committee chair service.
Pledging and Hedging
Our Insider Trading Policy prohibits directors, officers and employees, including named executive officers, from engaging in hedging or monetization transactions, such as prepaid variable forwards, equity swaps, forward-sale contracts, put options, collars and exchange funds, and from engaging in borrowing against AtriCure’s securities held in a margin account, or pledging AtriCure’s securities as collateral for a loan.

EXECUTIVE COMPENSATION
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the following members of the Compensation Committee:

COMPENSATION COMMITTEE
Karen N. Prange, Chair
Mark A. Collar
B. Kristine Johnson
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the principles, objectives and features of our executive compensation for our chief executive officer and the other executive officers included in the Summary Compensation Table in this proxy statement. For 2021, our named executive officers were:
•Michael. H Carrel, President and Chief Executive Officer
•Angela L. Wirick, Chief Financial Officer
•Vinayak Doraiswamy, Chief Scientific Officer
•Justin J. Noznesky, Chief Marketing and Strategy Officer
•Douglas J. Seith, Chief Operating Officer
Executive Summary
2021 Business Highlights
Despite the challenging environment resulting from the COVID-19 pandemic, we realized significant revenue growth and continue to build on our strategic initiatives of product innovation, investing in clinical science and providing superior training and education. Although we continued to experience a significant decrease in demand for our products as non-emergent procedures were being indeterminately deferred in order to preserve resources for COVID-19 patients and caregivers, we saw many regions stabilize during 2021 with improvements in procedure volumes and revenue. There continues to be variability throughout our markets and uncertainty as variants of the virus emerge. In 2021, we delivered over 30% revenue growth and achievement of several strategic initiatives.
One of our most strategic initiatives and achievements of 2021 occurred in April when we received FDA approval of the EPi-Sense® system for treatment of symptomatic, drug-refractory, long-standing persistent atrial fibrillation, when augmented with an endocardial ablation catheter. The CONVERGETM trial demonstrated superiority in the hybrid therapy arm compared to endocardial catheter ablation alone, and this approval marks the only FDA-approved minimally invasive ablation procedure to treat patients who have been in continuous Afib. We expect this approval to change the standard of care for patients and significantly expand our addressable market, resulting in accelerated growth in the coming years.
Financial highlights and results for 2021 included:
•Revenue for 2021 was $274.3 million, an increase of 33% compared to 2020 revenue and an increase of 19% compared to 2019 (pre-pandemic) revenue. This was driven by recovery of cardiac procedure volumes during 2021 from the significant impact of COVID-19 during 2020 within each franchise and across our key markets globally, as well as new product launches and further adoption of our key products. cryoSPHERE®, a product first launched in 2019, represented our fastest growing franchise in 2021, realizing over 100% revenue growth from 2020.
•Gross margin for 2021 improved 270 basis points to 75.0%, reflecting the return to normal production activity in 2021 as well as leverage from higher revenue and favorable geographic and product mix, offset by inventory management charges related to the LARIAT system. We believe this is a significant milestone as we achieved our long-term gross margin target of 75%.
•In July 2021 we were informed that the data from the aMAZE™ IDE clinical trial did not achieve statistical superiority. Due to the aMAZE clinical trial results and the structure of the SentreHEART acquisition, we recorded one-time accounting adjustments for impairment charges for the related IPR&D asset offset by changes in fair value of the contingent consideration resulting in positive net income in 2021.
•Fiscal year 2021 stock performance was strong with share price increasing from $55.67 as of December 31, 2020 to $69.53 as of December 31, 2021, reflecting total shareholder return (TSR) of 24.9%.
Key strategic and operational advancements of 2021 included:
•PRODUCT INNOVATION. In July 2021, we received 510(k) clearance for the new ENCOMPASS® clamp, and we have initiated a limited product launch. The ENCOMPASS clamp marks innovation in our core open ablation market, and is expected to drive deeper penetration of cardiac surgery procedures. During 2021, our cryoSPHERE probe for Cryo Nerve Block received CE Mark approval.
•CLINICAL SCIENCE. In April 2021, we received PMA for the EPi-Sense® system for treatment of symptomatic, drug-refractory, long-standing persistent atrial fibrillation when augmented with an endocardial ablation catheter. We believe the Convergent procedure, or Hybrid AF therapy, provides the only compelling treatment option for a large and vastly underpenetrated patient population. In January 2021, we announced 510(k) clearance of additional labeling claims for Cryo Nerve Block therapy to include the treatment of adolescent patients (12-21 years of age).
•EDUCATION AND ADOPTION. Our professional education and marketing teams have adapted to the pandemic by conducting online and mobile trainings for physicians and our sales team. These adaptations expanded our training methods and ensured invaluable access to continuing education and awareness of our products and related procedures. The recent FDA approval of the EPi-Sense System has enabled us to educate and train physicians on the benefits of Hybrid AF therapy in treating long-standing persistent Afib patients. The first of several training courses were offered beginning in June 2021, and our Hybrid Training course is co-sponsored by the Heart Rhythm Society (HRS).
•PATIENT IMPACT. As a result of our efforts in innovation, clinical science and education over the last decade, we treated approximately 100,000 ablation and appendage management patients globally during 2021. This year was also marked by significant growth in our pain management franchise where we doubled customers using Cryo Nerve Block therapy, reaching over 9,000 patients in the United States.
2021 Executive Compensation Highlights
Based on our overall operating environment and business results, the Compensation Committee approved the following key actions for our NEOs for 2021:

Pay Element	2021 Action
Base Salary	Approved annual base salary increases ranging from 2% to 3% of 2020 base salary, excluding promotion increases. CEO annual base salary remained unchanged.
Annual Incentive Plan	Established performance metrics based on achievement of operational, financial and strategic goals, with significant weight (50%) given to annual revenue growth.
Equity Incentive Plan
Granted long-term incentive compensation opportunities in the form of restricted stock awards and performance share awards. The mix of equity grants for NEOs (other than the CEO and promotion-related grants) is 50% long-term performance share awards (at target) and 50% time-based restricted stock. The mix of equity grants for the CEO is 70% long-term performance share awards (at target) and 30% time-based restricted stock. Performance share awards granted in 2021 have two equally weighted performance targets: revenue compound annual growth rate and relative total shareholder return.

2021 Stockholder Say on Pay Vote
At each Annual Meeting of the Company’s stockholders since 2013, the Company has held a “Say on Pay Vote”, which is a non-binding advisory resolution stating that stockholders approve the compensation paid to the Company’s Named Executive Officers. The Compensation Committee carefully considers the results of this vote each year. Company stockholders approved the Say on Pay Vote with over 95% support last year and 85% in 2020. The Compensation Committee considered these levels of support as it reviewed the Company’s executive compensation programs and its decisions related to executive compensation.
Compensation Philosophy and Objectives
Our compensation philosophy is rooted in a pay for performance approach while also considering internal equity and fairness. This approach is designed to strongly link executive officer compensation to our performance. Executive incentive compensation is tied to measurable results intended to create long-term value for our stockholders. Our executive compensation program is designed to promote the following objectives:
•To align the interests of our executives with those of our stockholders who intend to stay invested over a multi-year period;
•To attract, motivate and retain talented executives; and
•To compensate executives based upon the value of their individual and collective contributions to achieving corporate goals and objectives.
Our executive compensation program provides for base salaries that reflect the following primary factors: level of responsibility, individual performance, internal fairness and external competitiveness. Additionally, the program provides for both annual incentive awards that are payable upon our achievement of annual financial and management objectives, as well as long-term equity incentives that are intended to align and strengthen the mutuality of interest between management, other key employees and our stockholders.
As shown in the following graphic, the largest component of our compensation plan is dependent on the accomplishment of the Company’s financial and functional objectives for a year or more and is directly impacted by market performance of the stock. Based on 2021 actual compensation, 89% of the CEO summary compensation is variable or “at risk”, while 80% the other named executive officers’ summary compensation is variable.
Below we summarize certain executive compensation program and governance practices – both the practices we have implemented to drive performance and the practices we avoid because we do not believe they would serve our stockholders’ long-term interests.

What AtriCure Does
✓	Pays for performance
A significant portion of executive pay is not guaranteed, but rather is at-risk and tied to the achievement of various performance metrics that are disclosed to stockholders. In addition, a significant portion of CEO and NEO compensation consists of equity incentive awards. The value of equity from these awards is related to the Company’s stock price, which aligns with the interests of all stockholders.

✓	Sets NEO salary guidelines on an annual basis	The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends.
✓	Balances short-term and long-term incentives	The incentive programs provide an appropriate balance of annual and longer-term incentives, with long-term incentive compensation comprising a substantial percentage of target total compensation.
✓	Uses multiple performance metrics	These mitigate the risk of the undue influence of a single metric by utilizing multiple performance measures for annual incentive awards.
✓	Caps award payouts	Amounts of payments under the annual incentive plan are capped. Amounts or shares that can be earned under our equity plans are capped, both for stock options and for stock awards.
✓	Uses market-based approach for determining NEO target pay	Target compensation for NEOs is set after consideration of market data on compensation at other medical device and life science companies.
✓	Maintains double-trigger change in control agreements	The Company maintains change in control agreements with certain of its NEOs, which require termination during a change in control period for severance payments to occur.
✓	Maintains stock ownership guidelines for all NEOs	The Company has the following minimum stock ownership requirements: CEO – six times base salary; Other NEOs – one times base salary. All NEOs meet these requirements.
✓	Maintains a clawback policy for recovery of prior incentive compensation	Awards issued pursuant to the Amended 2014 Stock Incentive Plan are subject to the Clawback Policy.
✓	Evaluates risk related to executive compensation	The Committee regularly evaluates the Company’s compensation policies and practices, or components thereof, for risks that are reasonably likely to have a material adverse effect on the Company.
✓	Acts through an independent Compensation Committee	The Committee consists entirely of independent directors.
✓	Seeks investor feedback	The Company considers the say-on-pay vote and discusses its compensation practices with investors.

What AtriCure Does Not Do
x	Provide excise tax gross-up payments	The Company has not entered into any new contractual agreements that include excise tax gross-up payments.
x	Reprice options
The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the Amended 2014 Stock Incentive Plan without first obtaining approval from the stockholders of the Company. The Company and the Compensation Committee will not reprice underwater options without the consent of the Company’s stockholders.

x	Allow pledging or hedging of shares
The Company’s insider trading policy prohibits directors and executive officers from entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. No directors or executive officers have in place any pledges or hedging transactions.

x	Provide special perquisites to executives	The Company does not provide executives with programs that are not made available to all Company employees, except in extremely limited circumstances.
x	No executive retirement plans	We do not offer pension arrangements or retirement plans or arrangements to our Named Executives Officers that are different from or in addition to those offered to our employees.
Executive Compensation Program and Process
Role of the Compensation Committee
The Compensation Committee oversees and administers our executive compensation policies and plans. The Compensation Committee makes determinations and reports to the Board regarding general recommendations on compensation policies and plans for employees, setting salaries and incentive compensation and approving equity incentive awards for executives. In determining executive compensation, we evaluate a variety of factors relating to the Company’s performance as a whole during the year, including financial performance, product development and regulatory and clinical progress. We also review market data and the individual performance of all key executives. Our management team supports and makes recommendations to the Compensation Committee in fulfilling its responsibilities and gathers information and performs administrative tasks delegated to it by the Compensation Committee. The Compensation Committee performs the same analysis in connection with determining the compensation of Mr. Carrel, our President and Chief Executive Officer, as it does in determining the compensation of other executive officers. We believe that Mr. Carrel’s compensation is fair, competitive and consistent with the Company’s corporate results and compensation philosophy. As is our practice, we secured the approval of Mr. Carrel’s compensation by all non-employee directors as recommended by the Compensation Committee.
Compensation Consultants
The Compensation Committee has the authority to engage the services of outside advisors as necessary to meet its responsibilities. Annually, the Compensation Committee engages the outside service advisors to reevaluate the criteria used to evaluate the peer companies.
In 2021, the Compensation Committee engaged WTW as an independent compensation consultant to conduct a competitive pay assessment with respect to the compensation of the Company’s executive officers. Before the Compensation Committee engaged WTW, it considered the factors identified in Nasdaq Listing Rule 5650(d)(3)(D) in connection with its determination that WTW is independent.
As part of the executive competitive pay assessment, WTW conducted a review of our peer group based on industry, revenue, business life cycle and other pertinent criteria to verify current peers and identify new peers. To validate current peers and identify potential new peer companies, WTW conducted a screen using both objective and qualitative criteria. The screen addressed the following: (i) company type; (ii) industry classification; (iii) company size (revenue) and (iv)

financial and organization characteristics. The Compensation Committee reviewed, discussed and approved the peer group, which for evaluation of 2021 compensation consisted of the following companies:

ABIOMED, Inc.	Insulet Corp.	Quidel Corporation
AxoGen, Inc.	iRhythm Technologies, Inc.	STAAR Surgical Company
Cardiovascular Systems, Inc.	LeMaitre Vascular, Inc.	Tactile Systems Technology, Inc.
CryoLife Inc.	Mesa Laboratories, Inc.	Tandem Diabetes Care, Inc.
Glaukos Corp.	Nevro Corp.
Inspire Medical Systems, Inc.	Penumbra, Inc.
WTW’s review of executive compensation covered base salary, target short-term incentives, total target cash compensation, long-term incentives and total target direct compensation. Based on WTW’s review and analysis, peer group benchmarking, NEO performance and input, as well as other factors, the Compensation Committee implemented the compensation adjustments described in this Compensation Discussion and Analysis section and the other compensation related discussion included in this proxy statement.
In addition to peer compensation data, we review life sciences and general industry survey data for assessing pay competitiveness relative to market for the CEO, CFO and COO, while the remaining NEOs compensation is based solely on survey data. Market data is used as a reference point for understanding the external market for these positions. The goal in using market data is to strike a balance between external competitiveness and internal equity and to align pay to the Company’s compensation philosophy.
Elements of Executive Compensation
Compensation to our executive officers generally consists of the following elements:

Element	Philosophy Objective	Form	Type	Performance Criteria
Base Salary	To attract, motivate and retain talented executives	Cash	Fixed	Continued service
Annual incentive bonus	To compensate executives based upon the value of their individual and collective contributions to achieving corporate goals and objectives	Cash	Variable	Pre-established performance metrics based on achievement of operational, financial and strategic goals
Equity incentive awards	To align the interests of our executives with those of our stockholders who intend to stay invested over a multi-year period	Restricted stock awards Performance share awards	Variable	The realizable value of restricted stock awards is linked to the Company’s stock price after the grant date. Performance share awards are not earned unless specific levels of Company performance are achieved. Vesting periods are generally three years.
In addition, our executive officers generally receive the same health and welfare benefits package available to all of our employees. We believe this mix of cash and equity compensation and short and long-term compensation afforded to all of our executives is consistent with our compensation philosophy and furthers our overall compensation objectives by encouraging short and long-term performance and creating an effective management team which can lead our growth and expansion and maximize stockholder value.
The Compensation Committee has reviewed the risk profile of the various elements of our executive compensation program, including the performance objectives and target levels used in connection with incentive awards, and has considered the risks our executive officers might be incentivized to take with respect to such elements. When establishing the mix among these elements, the Compensation Committee is careful not to encourage excessive risk taking and, as a result, the Compensation Committee believes that our executive compensation program does not incentivize the executive officers to engage in business activities or other behavior that would threaten the value of the Company or the investments of its stockholders.
1. Base Salary. In determining base salaries, we consider a variety of factors, including the officer’s job scope and level of responsibility, as well as individual factors such as experience, skills and performance. We also consider market data relating to compensation for similar positions at other medical device and life science companies and competitive factors in the industry. In addition, we consider relative levels of pay among our officers and recommendations from the Chief Executive Officer. Salary levels are generally considered annually as part of our annual performance review process, as well as upon a promotion or other change in job responsibility. Salary guidelines are set each year to reflect our industry’s competitive environment, balanced by the desire to control the overall cost of salaries and wages, as well as consistency with our 2021 employee merit increase guidelines .

Executive Officer	2020 Salary	2021 Salary	% Increase
Michael H. Carrel	$766,320	$766,320	—%
Angela L. Wirick	385,000	392,700	2
Vinayak Doraiswamy(1)	—	395,520	—
Justin J. Noznesky	385,000	396,550	3
Douglas J. Seith	496,833	506,770	2

(1)Dr. Doraiswamy became a named executive officer in 2021. Salary information is not provided for years prior to 2021 as he was not a named executive officer.
2. Annual Incentive Plan. We pay annual incentives to management which vary in size depending on the level of achievement of specific operational, financial and strategic goals considered by the Board to be critical in building long-term value for stockholders. Annual incentives earned during 2021 were paid in cash. In future years, annual incentives may be paid in cash, through equity awards or through a combination of both.
For executive officers, annual incentive targets and objectives are designed to advance key strategic initiatives and build stockholder value and, therefore, primarily relate to the achievement of company-wide revenue and functional goals. We believe that company-wide goals help to foster effective cross-functional performance and a culture of collaboration. Annual objectives and targets are developed with guidance from management and approved by the Compensation Committee. Levels of performance are measured and communicated by management to the Compensation Committee and Board of Directors on a regular basis.
The Compensation Committee set target objectives that the Committee deemed challenging to attain. The determination of the annual incentive targets was based on financial and functional measures. The Compensation Committee used revenue growth and gross margin to measure financial performance because it believed these metrics were highly linked to creating both short and long-term value to stockholders. The Compensation Committee also used functional objectives related to innovation, clinical science and education because it understands these objectives were directly linked to creating long-term value for stockholders. The Compensation Committee applied purposeful business judgment in setting the objectives, maximum, target, threshold and weight of performance objectives, with the goal of including a mix of objectives that range from attainable to very difficult.
For the named executive officers, the base salary and target annual incentive were determined in accordance with the Company’s executive compensation philosophy and objectives described above, and as part of the Chief Executive Officer’s annual compensation and performance review. Performance between goals is linearly interpolated. The Compensation Committee approved a 2021 incentive program that would have enabled these executive officers to earn the target and maximum incentives set forth below as a percentage of their base salaries.

Executive Officer	Base Salary ($)	Percentage of 2021 Base Salary at Threshold Goals (%)	Percentage of 2021 Base Salary at Target Goals (%)	Percentage of 2021 Base Salary at Maximum Goals (%)	Target Incentive ($)
Michael H. Carrel	$766,320	50%	100%	200%	$766,320
Angela L. Wirick	392,700	25	50	100	196,350
Vinayak Doraiswamy	395,520	25	50	100	197,760
Justin J. Noznesky	396,550	25	50	100	198,275
Douglas J. Seith	506,770	43	85	170	430,755

The following table outlines the 2021 annual incentive plan and actual results. When compared to prior years' annual incentive plans, the 2021 annual incentive plan had a higher threshold for both the entry and target worldwide revenue growth objective, and a significantly higher maximum worldwide revenue growth objective. As shown below, the financial objectives achieved the maximum objective of the plan and the functional objective reached the threshold for entry, resulting in 150% achievement of the annual incentive plan based on the design below.

Objectives	Maximum	Target	Threshold for Entry	Actual Results	Weight	Achievement	AIP Contribution
Payout Range	200%	100%	50%
Worldwide Revenue Growth	32.5%	21.0%	11.8%	33.0%	50.0%	200.0%	100.0%
Worldwide Gross Margin	75.0%	74.0%	73.0%	75.0%	10.0%	200.0%	20.0%
Functional Objectives(1)	15 goals	10 goals	8 goals	9 goals	40.0%	75.0%	30.0%

(1)Functional objectives include the following (a) five Innovation goals include FDA 510(K) submissions, international regulatory approvals and progress milestones of product development projects, (b) six Clinical Science goals related to PMA submissions and label expansions, new clinical trial protocol approvals and specific enrollment levels for our clinical trials, and (c) four Training and Education goals that involved minimum training programs, development of training programs and addition of new customer accounts.
3. Equity Incentive Awards. We issue equity awards to our executive officers and employees under our Amended 2014 Stock Incentive Plan to create an opportunity for our executive officers and employees to acquire an equity ownership interest in the Company and thereby motivate and retain executive talent and align employees and executives with the long-term interests of stockholders. Share-based awards are intended to reflect the participant’s position, responsibility, contributions and performance and to consider market data and each individual’s current equity position. We believe that share-based awards will stimulate pride in ownership and motivate employees and executives to commit themselves to our performance and increasing stockholder value.
The Compensation Committee continually reviews the value and mix of equity awards granted to executive officers in light of equity awards at peer group companies but does not target any specific position with respect to these peer group companies. The Compensation Committee also considers wealth accumulation for executive officers as a factor in making additional equity awards both as to type of award and number of underlying shares. Beginning in 2018, the Compensation Committee adjusted the mix of equity grants to NEOs to include both long-term performance share awards and time-based restricted stock. Since 2019, the mix of equity grants for NEOs (other than the CEO and promotion-related grants) has been 50% long-term performance share awards and 50% time-based restricted stock. The mix of equity grants for the CEO is 70% long-term performance share awards and 30% time-based restricted stock.
Performance share awards (PSAs) granted prior to 2021 have performance targets based on the Company's revenue compound growth rate (CAGR) over the three year performance period and were modified in February 2021 to consider the impact of COVID-19 on the CAGR formula and cap vesting at 100%. See further discussion of modification in the 2021 Proxy Statement within "Modifications to Performance Share Awards". In 2021, after receiving and considering the input of investors and institutional advisory firms, the Compensation Committee introduced a new measurement criteria for performance shares. PSAs granted in 2021 have two equally weighted performance targets measured at the end of the three year performance period: (i) the Company's revenue CAGR and (ii) relative total shareholder return (TSR). The 2021 revenue performance goals had respective threshold, target and maximum objectives of 10%, 20% and 25% growth with satisfaction of the threshold, target and maximum objectives resulting in a respective payout of 50%, 100% and 200% of target shares. TSR is measured against the Nasdaq Health Care Index constituents and the 20-trading-day average stock price prior to the end of the performance period over the 20-trading-day average stock price prior to the beginning of the performance period. The 2021 TSR market goal had respective threshold, target, above target and maximum objectives of 30th, 50th, 70th and 80th percentiles with satisfaction of the threshold, target, above target and maximum objectives resulting in 50%, 100%, 150% and 200% of target shares, respectively. Payout of shares under the TSR component are capped at target if AtriCure’s TSR is negative. The performance and market condition payouts will be determined independently and accumulated to determine the total payout for the three-year performance period, subject to the maximum payout defined in the PSA agreements.
The allocation of the number of shares for the 2021 performance share grant is calculated based on the closing stock price on date of grant and equally weighted between the two performance targets. However, the fair value is calculated independently. The fair value of the restricted stock awards and performance share awards with the revenue CAGR performance condition are measured based on the market value of the Company's stock on the date of grant of the awards or subsequent modification (as applicable). The grant date fair value of these 2021 awards was $66.31. The fair value of performance share awards with the TSR market condition is estimated on the grant date using a Monte Carlo simulation. The determination of the fair value is affected by the Company and peer group stock price, as defined by the award agreement, at the beginning of the service period and grant date, the expected volatility of the Company and peer group's stock price over the performance period and the correlation coefficient of the daily returns for the Company and peer group over the performance period. The grant date fair value of the 2021 performance share awards with the TSR market condition was $112.41. The significant disparity in the fair value of the revenue CAGR and TSR portions of the performance share awards is driven by the inputs utilized in the measurement of the TSR performance shares. Specifically, the coefficient of correlation of the daily returns for the Company and peer group stock price over the performance period demonstrated that AtriCure's common stock is expected to outperform the peer group based on historical activity, causing a greater estimated fair market value on the date of grant.

		Estimated Possible Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares of Stock or Options	Long term Incentive Value(1)	Grant Date Fair Market Value of Stock or Option(2)

Executive Officer	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Target ($)	Awards ($)
Michael H. Carrel
PSAs	3/1/2021	23,752	47,504	95,008		$3,150,000	$4,244,957
RSAs	3/1/2021				20,358	$1,350,000	$1,349,939
Angela L. Wirick
PSAs(3)	3/1/2021	5,654	11,310	22,620		$750,000	$1,010,662
RSAs	3/1/2021				3,770	$250,000	$249,989
Vinayak Doraiswamy
PSAs	3/1/2021	3,204	6,409	12,818		$425,000	$572,685
RSAs	3/1/2021				6,409	$425,000	$424,981
Justin J. Noznesky
PSAs	3/1/2021	3,204	6,409	12,818		$425,000	$572,685
RSAs	3/1/2021				6,409	$425,000	$424,981
Douglas J. Seith
PSAs	3/1/2021	6,597	13,195	26,390		$875,000	$1,179,082
RSAs	3/1/2021				13,195	$875,000	$874,960

(1)The allocation of the number of shares for the 2021 performance share grant is calculated based on long term incentive value divided by the closing stock price on date of grant.
(2)In accordance with FASB ASC 718, the fair value of the restricted stock awards and performance share awards with the revenue CAGR performance condition are measured based on the market value of the Company's stock on the date of grant of the awards. The fair value of performance share awards with the TSR market condition is estimated on the grant date using a Monte Carlo simulation. Fair value of restricted stock awards and performance share awards with revenue CAGR performance conditions was $66.31, while fair value of performance share awards with the TSR market condition was $112.41.
(3)Ms. Wirick became the Company's Chief Financial Officer effective on August 6, 2020. Pursuant to Ms. Wirick's offer letter, she received an equity grant on March 1, 2021 which consisted of performance shares valued at $750,000 based on the grant date closing share price. The PSAs vest after the end of a three-year performance measurement period, subject to the terms and conditions of our standard PSA agreement, including the satisfaction of the performance goals therein, and the 2014 Plan.
The Compensation Committee recognizes that both the annual incentive plan and the long-term performance share awards utilize the Company’s worldwide revenue growth as a performance metric. The Compensation Committee believes that at this time it is appropriate for the Company to utilize worldwide revenue growth as a performance metric for both the annual incentive plan and the long-term performance share awards because of the importance of this metric to the Company’s investors. The Company believes that many of its current and prospective investors view worldwide revenue growth as the single most important performance metric of the Company. The Company also regularly engages with investors regarding the performance metrics that are most important. Based on this engagement, beginning in 2021, the long-term performance share awards also utilize total shareholder return (TSR) as a market metric.
Each year, the Compensation Committee considers grants for executive officers and employees based on recommendations from the CEO, as well as the factors described above. With respect to newly hired or promoted executives, the size of the initial equity grants is determined based on the individual’s position, experience and competitive market information. New hire or promotion grants are generally made at the date of hire or promotion. The exercise price for options equals the fair market value of our common stock on the date of the grant.
Recovery of Prior Incentive Compensation
Our Clawback Policy provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Board of Directors shall require reimbursement to the Company of any performance-based award made to any officer of the

Company where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (ii) the members of the Board of Directors who are considered “independent” for purposes of the listing standards of Nasdaq determine the officer engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement and (iii) a lower payment would have been made to such officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the officer the amount by which any performance-based awards paid to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
AtriCure’s Amended 2014 Stock Incentive Plan provides that any award issued under it shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Compensation Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of Nasdaq or the SEC. As a result, awards issued pursuant to the Amended 2014 Stock Incentive Plan are subject to the Clawback Policy.
The Company reserves the right to include these and other additional compensation recovery provisions in equity award agreements for executive officers. Only July 1, 2015, the SEC issued proposed rules implementing Section 954 of the Dodd-Frank Act, which would obligate national securities exchanges to adopt listing standards that require listed companies to adopt and disclose clawback policies to recover from current and former executive officers’ excess incentive-based compensation attained during the three fiscal years preceding the date on which the company is required to prepare a financial restatement to correct a material error. Unlike the mandatory clawback requirements enforced by the SEC under the Sarbanes-Oxley Act, to which public companies are already subject, under the proposed rules, no fault would be required for the clawback to apply, the clawback would fall on the issuer as opposed to the SEC. However, the rules are only proposed, and there is uncertainty surrounding when these rules will be finalized in light of the current political landscape. As a result, the Company expects to revisit its compensation recovery policies after final rules are adopted.
Perquisites
We do not generally provide executives with perquisites other than programs made available to all Company employees. Mr. Carrel’s employment agreement provides for reimbursement of certain out-of-pocket expenses, including temporary housing in the event of relocation to Cincinnati, Ohio and for reimbursement of incremental term life insurance. Mr. Seith receives an annual car allowance of $7,200, consistent with the car allowances provided to other AtriCure field-based personnel.
The Compensation Committee adopted a policy that states that NEOs of the Company will not be reimbursed by the Company for personal taxes owed by them resulting from their receipt of perquisites, other than for relocation expenses. The Committee has made an exception to this policy for Mr. Carrel’s life insurance premium payments, which was part of the incentive package offered to Mr. Carrel when he joined the Company. The business purpose and rationale of these perquisites relates to the Company’s interest in providing executive compensation that attracts and retains its executive officers.

Summary Compensation Table
The following table sets forth summary compensation information for 2021, 2020 and 2019 for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who were serving in such capacities as of December 31, 2021.

		Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)		($)
Michael H. Carrel	2021	$766,320	$5,594,896	—	$1,149,480	$24,378	(5)	$7,535,074
President and Chief	2020	717,898	4,469,079	—	360,809	21,259	(5)	5,569,045
Executive Officer	2019	740,375	3,999,977	—	1,068,384	21,039	(5)	5,829,775

Angela L. Wirick (6)	2021	391,417	1,260,650	—	294,525	8,700		1,955,292
Chief Financial Officer	2020	327,920	1,889,356	—	65,769	8,550		2,291,595
	2019	—	—	—	—	—		—

Vinayak Doraiswamy (7)	2021	393,600	997,666	—	296,640	8,700		1,696,606
Chief Scientific Officer	2020	—	—	—	—	—		—
	2019	—	—	—	—	—		—

Justin J. Noznesky	2021	394,625	997,666	—	297,413	8,700		1,698,404
Chief Marketing and	2020	368,790	704,449	—	93,042	8,550		1,174,831
Strategy Officer	2019	361,846	649,986	—	261,884	8,400		1,282,116

Douglas J. Seith	2021	505,114	2,054,042	—	646,132	15,900	(8)	3,221,188
Chief Operating Officer	2020	473,374	1,354,678	—	204,116	15,750	(8)	2,047,918
	2019	456,380	1,099,966	—	495,453	15,600	(8)	2,067,399

(1)Amounts in the stock awards column represent the aggregate grant date fair value of restricted stock (RSA) and performance share awards (PSA) (valued assuming target performance) granted pursuant to the 2014 Stock Incentive Plan. The aggregate grant date fair value of the awards is calculated by the number of shares of Common Stock underlying the RSA and PSA (at target) awards by the estimated fair value in accordance FASB ASC Topic 718. The fair value of the restricted stock awards and performance share awards with the revenue CAGR performance condition are measured based on the market value of the Company's stock on the date of grant of the awards. The fair value of performance share awards with the TSR market condition is estimated on the grant date using a Monte Carlo simulation. The aggregate fair value of PSA awards granted in 2020 and 2019 assume achievement at target performance levels, the maximum achievement allowed based on the modification and reflect the modified fair value as discussed in the 2021 Proxy Statement under the heading "Modification of Performance Share Awards". Restricted stock awards and performance share awards for 2020 performance were granted in 2021 and so these awards are reflected in 2021 compensation. Restricted stock awards for 2019 performance were granted in 2020 and so these awards are reflected in 2020 compensation. Restricted stock and option awards for 2018 performance were granted in 2019 and so these awards are reflected in 2019 compensation. The aggregate fair value of PSA awards granted in 2021 for 2020 performance assume achievement at target performance levels was as follows:

Executive Officer	Granted in 2021
Michael H. Carrel	$4,244,957
Angela L. Wirick	1,010,622
Vinayak Doraiswamy	572,685
Justin J. Noznesky	572,685
Douglas J. Seith	1,179,082
(2)No option awards were granted during 2021, 2020, or 2019.
(3)Amounts shown represent incentive-based awards earned in 2021, 2020 and 2019 pursuant to annual incentive-based award programs.
(4)Amounts shown include the matching contributions made under our 401(k) Plan.
(5)Amounts shown include incremental life insurance premiums paid on behalf of Mr. Carrel of $15,679 in 2021, $12,709 in 2020 and $12,639 in 2019.
(6)Ms. Wirick became the Company’s Chief Financial Officer effective on August 6, 2020. Ms. Wirick worked in various Finance positions since joining AtriCure in 2014. Pursuant to Ms. Wirick’s offer letter, her annual salary increased to $385,000, and her participation in the Company’s annual Corporate Incentive Plan continued with a target potential of 50% of her base salary, prorated to August 6, 2020. Ms. Wirick’s offer letter also provided for two equity grants totaling $2,250,000 in value. The first grant on August 6, 2020 consisted of restricted shares (RSAs) valued at $1,500,000. The RSAs vest over three years at a rate of 33.3% per year on the anniversary of the grant date, subject to the terms and conditions of our standard RSA agreement and the 2014 Plan. The second grant on March 1, 2021 consisted of performance shares valued at $750,000. The PSAs vest after the end of a three-year performance measurement period, subject to the terms and conditions of our standard PSA agreement, including the satisfaction of the performance goals therein, and the 2014 Plan.
(7)Dr. Doraiswamy became a named executive officer in 2021. Compensation information is not provided for years prior to 2021 as he was not a named executive officer.

(8)The amounts shown include $7,200 for a car allowance paid to Mr. Seith in 2021, 2020 and 2019.
Grants of Plan-Based Awards
The following table sets forth information concerning the annual performance bonuses for 2021 performance and restricted stock grants made during 2021 (for 2020 performance) to the executive officers named in the Summary Compensation Table. No option awards were granted to the executive officers in 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Stock Awards: Number of Shares of Stock or	Grant Date Fair Market Value of Stock or Option(3)
Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Michael H. Carrel		$383,160	$766,320	$1,532,640
PSAs	3/1/2021				23,752	47,504	95,008		$4,244,957
RSAs	3/1/2021							20,358	$1,349,939
Angela L. Wirick		98,175	196,350	392,700
PSAs(4)	3/1/2021				5,654	11,310	22,620		$1,010,662
RSAs	3/1/2021							3,770	$249,989
Vinayak Doraiswamy		98,880	197,760	395,520
PSAs	3/1/2021				3,204	6,409	12,818		$572,685
RSAs	3/1/2021							6,409	$424,981
Justin J. Noznesky		99,138	198,275	396,550
PSAs	3/1/2021				3,204	6,409	12,818		$572,685
RSAs	3/1/2021							6,409	$424,981
Douglas J. Seith		215,377	430,755	861,509
PSAs	3/1/2021				6,597	13,195	26,390		$1,179,082
RSAs	3/1/2021							13,195	$874,960

(1)Represents estimated incentives eligible to be earned under our annual cash incentive plan for 2021. Any actual awards earned and paid to the named executive officers under these plans is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are discussed earlier under the heading “Compensation Discussion and Analysis”.
(2)Awards granted under the Amended 2014 Stock Incentive Plan.
(3)In accordance with FASB ASC 718, the fair value of the restricted stock awards and performance share awards with the revenue CAGR performance condition are measured based on the market value of the Company's stock on the date of grant of the awards. The fair value of performance share awards with the TSR market condition is estimated on the grant date using a Monte Carlo simulation. Fair value of restricted stock awards and performance share awards with revenue CAGR performance conditions was $66.31, while fair value of performance share awards with the TSR market condition was $112.41.
(4)Ms. Wirick became the Company's Chief Financial Officer effective on August 6, 2020. Pursuant to Ms. Wirick's offer letter, she received an equity grant on March 1, 20201 which consisted of performance shares valued at $750,000 based on the grant date closing share price. The PSAs vest after the end of a three-year performance measurement period, subject to the terms and conditions of our standard PSA agreement, including the satisfaction of the performance goals therein, and the 2014 Plan.

Outstanding Equity Awards at Year-End
The table below sets forth information concerning the number and value of the unexercised stock options, restricted stock awards outstanding and performance share awards at December 31, 2021 for the executive officers named in the Summary Compensation Table. Under the Company’s equity award plans, restricted stock awards granted generally vest in one-third increments on the first, second and third anniversaries of the grant date. Stock options granted generally vest in one-third increments on the first, second and third anniversaries of the grant date and have a ten-year term. Performance share awards vest based on the Company achieving specified performance measurements over a performance period of three years. Stock option awards granted prior to 2018 under the 2014 Plan generally vest 25% on the first anniversary of the grant date and ratably each month over the following three years. Restricted stock awards granted prior to 2018 generally vest between one and four years from the date of grant date. Stock options generally expire ten years from date of grant.
Outstanding Equity Awards at Fiscal Year-End

		Option Awards(2)				Stock Awards(3)		Performance Share Awards(4)
		Number of Securities Underlying Unexercised Options (#)				Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Executive Officer	Award Date	Exercisable	Unexercisable	Price ($)	Expiration Date	Number (#)	Market Value ($)(1)	Number (#)	Market or Payout Value ($)(1)
Michael H. Carrel	3/1/2019	—	—	$—	—	12,999	903,820	67,109	4,666,089
	3/1/2020	—	—	—	—	20,822	1,447,754	72,878	5,067,207
	3/1/2021	—	—	—	—	20,358	1,415,492	47,504	3,302,953

Angela L. Wirick	7/28/2014	5,000	—	16.95	7/28/2024	—	—	—	—
	3/1/2019	—	—	—	—	3,056	212,484	—	—
	3/1/2020	—	—	—	—	6,756	469,745	—	—
	8/6/2020	—	—	—	—	23,540	1,636,736	—	—
	3/1/2021	—	—	—	—	3,770	262,128	11,310	786,384

Vinayak Doraiswamy	3/1/2019	—	—	—	—	3,520	244,746	7,789	541,569
	3/1/2020	—	—	—	—	5,639	392,080	8,459	588,154
	3/1/2021	—	—	—	—	6,409	445,618	6,409	445,618

Justin J. Noznesky	3/1/2019	—	—	—	—	3,520	244,746	7,789	541,569
	3/1/2020	—	—	—	—	5,639	392,080	8,459	588,154
	3/1/2021	—	—	—	—	6,409	445,618	6,409	445,618

Douglas J. Seith	3/1/2019	—	—	—	—	5,958	414,260	13,182	916,544
	3/1/2020	—	—	—	—	10,844	753,983	16,267	1,131,045
	3/1/2021	—	—	—	—	13,195	917,448	13,195	917,448

(1)Based on the December 31, 2021 closing price of our common stock of $69.53 per share.
(2)Stock options generally vest at a rate of one-third increments on the first, second and third anniversaries of the grant date. Stock options granted prior to 2018 generally vest at a rate of 25% on the first anniversary date of the grant and ratably each month thereafter over the following three years.
(3)Beginning in 2018, restricted stock awards granted vest in one-third increments on the first, second and third anniversaries of grant.
(4)Performance share awards vest on the three-year anniversary of the award date, subject to achievement of specified performance measurements. The performance share awards in this table reflect the 83% attainment approved for the 2019 awards and the target amount of shares that were granted in 2020 and 2021.

Option Exercises and Stock Vested
The table below summarizes the options exercised and vesting of restricted stock and performance share awards during 2021.

	Option Awards		Stock Awards		Performance Share Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael H. Carrel	175,000	$10,850,013	95,172	$6,310,855	29,378	$1,948,055
Angela L. Wirick	—	—	26,002	1,929,461	—	—
Vinayak Doraiswamy	—	—	23,399	1,525,788	6,528	432,872
Justin J. Noznesky	30,000	1,948,964	22,416	1,486,405	7,931	525,905
Douglas J. Seith	—	—	38,379	2,544,911	11,098	735,908

(1)Calculated by multiplying the number of shares acquired on exercise by the closing price of AtriCure common stock on the date of exercise.
(2)Calculated by multiplying the number of shares acquired on vesting/release by the closing price of AtriCure common stock on the date of vesting/release.
Severance and Change in Control Arrangements
We have an employment agreement with Michael H. Carrel, our President and Chief Executive Officer. We also have Change in Control Agreements and Severance Agreements with Ms. Wirick, our Chief Financial Officer; Mr. Doraiswamy, our Chief Scientific Officer; Mr. Noznesky, our Chief Marketing and Strategy Officer; and Mr. Seith, our Chief Operating Officer.
Carrel Employment Agreement
If the Company terminates Mr. Carrel’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in the employment agreement, Mr. Carrel is entitled to a severance payment equal to twelve months of his then-current base salary plus a pro-rata portion of his target bonus for the year in which such termination occurred through the date of termination. If the termination occurs during a change in control period, he is entitled to a severance payment equal to up to twenty-four months of his then-current base salary plus his target bonus for the severance period. In the case of termination by Mr. Carrel for “good reason” or by the Company “without cause” or in the case of any change of control, any unvested restricted shares or time-based stock options shall fully vest on the date of termination.
Other Named Executive Officers Severance Agreements
During the first quarter of 2022, the Compensation Committee of the Board of Directors approved the AtriCure, Inc. Executive Leadership Severance Policy (“Policy”). The Policy will be effective May 25, 2022, and its purpose is to provide payments to eligible executive officers of the Company (other than the CEO) whose employment is involuntarily terminated in certain circumstances not involving a change in control. Under the Policy an executive officer who experiences an involuntary loss of employment with the Company as a direct result of position elimination or reduction in force not involving a change in control of the Company will be eligible for severance pay. The severance pay under the Policy shall be made in the form of the continuation of the payment of the executive officer’s base salary over the eighteen months after termination of employment in accordance with the Company’s payroll practices in effect. This description of the Policy is not complete. The Policy is filed with the Company's 2021 Annual Report on Form-10K as Exhibit 10.20.
Other Named Executive Officers Change in Control Agreements
Each of the NEO’s have separate change in control agreements. Mr. Seith’s and Ms. Wirick’s change in control agreements provide that if his or her employment terminates during a change in control period other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreement), he or she is entitled to a severance payment equal to twelve months of his or her then-current base salary plus target bonus for the severance period. Mr. Noznesky’s and Dr. Doraiswamy’s change in control agreements provide that if his employment terminates during a change in control period other than in connection with death, disability, “cause” or “good reason,” (each as defined in such agreement), he is entitled to a severance payment equal to six months of his then-current base salary plus his target bonus for the severance period.

Treatment of Equity Awards
After termination of an executive officer or director following a change in control, he or she may exercise his or her vested options pursuant to the terms of our 2005 Equity Incentive Plan or our Amended 2014 Stock Incentive Plan and/or the related stock option agreements. Generally, if termination is due to death or disability, the options will remain exercisable for twelve months. In all other cases or termination, including retirement, the options will generally remain exercisable for 90 days.
The table below shows the potential payments, other than those generally available to all salaried employees, that would be payable to each named executive officer assuming a qualifying change in control or other triggering event had occurred on December 31, 2021.

Name	Payments Under Employment Agreement/ Change In Control Agreement ($)	Aggregate Value of Vested Equity Awards ($)	Aggregate Value of Unvested Equity Awards ($)	Other ($)
Michael H. Carrel	$3,065,280	$—	$16,803,315	$33,392
Angela L. Wirick	604,153	262,900	3,367,477	—
Vinayak Doraiswamy	410,732	—	2,657,784	—
Justin J. Noznesky	411,801	—	2,657,784	—
Douglas J. Seith	957,015	—	4,666,784	—
Indemnification Agreements
In addition to the Company’s director and officer liability insurance program, the Company has entered into indemnification agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s Certificate of Incorporation and to provide additional procedural protections. The Agreements require the Company to indemnify the individuals to the fullest extent authorized by the Company’s charter document and provides for the advancement of expenses. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing disclosure of the ratio of the median employee’s annual total compensation to that of the principal executive officer (“PEO”). Consistent with the disclosure instructions of Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change. Under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans may differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.
A new median employee was identified in 2020 due to the three-year timeframe noted by the disclosure instructions of Item 402(u). We reviewed changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2021 pay ratio disclosure. Although there was no change in the identification of our median employee since last year, we performed the pay ratio analysis of our employee population for 2021. Consistent with last year, we used the same methodology as last year to identify our median employee and chose December 31, 2021 as the determination date to identify our median employee. We did not exclude any employees from our determination of the median employee. The median employee was identified by preparing a listing of employees as of December 31, 2021 with their corresponding annual total cash compensation (base salary or hourly wages, overtime wages, and bonuses) and equity grants, based on the Company’s payroll and other compensation records. For those employees that were not employed for the full fiscal year, their salary and variable compensation were annualized to compute their total compensation. Our total number of employees as of December 31, 2021 was 851 individuals – 771 in the United States and 80 outside of the United

States. Wages paid in foreign currencies were converted into U.S. dollars using the applicable year-to-date average exchange rates as of December 31, 2021.
The Company’s PEO is Mr. Carrel, our President and Chief Executive Officer. Mr. Carrel’s annual total compensation for 2021, as noted in the Summary Compensation Table above, was $7,535,074. The median employee’s (excluding the PEO) annual total compensation for 2021 was $133,905. Therefore, we reasonably estimate that the ratio of our PEO’s annual total compensation to the annual total compensation of our median employee was 56:1, as compared to the 2020 ratio of 48:1.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our examination of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2021, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of Regina E. Groves, who filed one late Form 4 in October 2021 with respect to a transaction that occurred in April 2021.

OTHER MATTERS
We are not aware of any other business to be presented at the Annual Meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present is as set forth in this proxy statement.
If any other matter or matters are properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the proxies named therein. The proxies will use their discretion to vote on such matters in accordance with their best judgment.
The proxy card used by AtriCure for the Annual Meeting typically grants authority to management to vote in its discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2023 Annual Meeting, it must be received by February 25, 2023.

By order of the Board of Directors,

/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer
Mason, Ohio
April 11, 2022

ANNEX A
ATRICURE, INC.
2014 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 25, 2022)

1	Purposes	A-1
2	Definitions	A-1
3	Administration of the Plan	A-3
(a)	Authority of Committee	A-3
(b)	Binding Authority	A-4
(c)	Delegation of Authority	A-4
4	Eligibility	A-4
5	Common Shares Subject to the Plan	A-4
(a)	Authorized Number of Common Shares	A-4
(b)	Share Counting	A-4
(c)	Award Limitations.	A-5
(d)	Shares to be Delivered	A-5
(e)	Minimum Vesting	A-5
6	Awards to Participants	A-5
(a)	Stock Options.	A-5
(b)	Stock Appreciation Rights	A-6
(c)	Restricted Shares and Restricted Share Units	A-7
(d)	Performance-Based Awards	A-8
(e)	Unrestricted Share Awards	A-8
(f)	Restricted Share Grants to Non-Employee Directors	A-8
7	Deferred Payment	A-9
8	Dilution and Other Adjustments	A-9
9	Change in Control	A-9
10	Termination	A-9
(a)	Termination by Death, Disability, or Retirement	A-9
(b)	Termination for Cause	A-9
(c)	Other Terminations	A-9
(d)	Limitation for ISOs	A-10
(e)	Transfers and Leaves of Absence	A-10
11	Recoupment or Recovery Policy	A-10
12	Miscellaneous Provisions	A-10
(a)	Rights as a Shareholder	A-10
(b)	No Loans	A-10
(c)	Assignment or Transfer	A-10
(d)	Withholding Taxes	A-10
(e)	No Rights to Awards	A-11
(f)	Beneficiary Designation	A-11
(g)	Fractional Shares	A-11
(h)	Unfunded Plan	A-11
(i)	Severability	A-11
(j)	Limitation of Liability	A-11
(k)	Successors	A-11
(l)	Code Section 409A Compliance	A-11
13	Effective Date, Amendments, Governing Law and Plan Termination	A-11
(a)	Effective Date	A-11

(b)	Amendments	A-11
(c)	Governing Law	A-12
(d)	Plan Termination	A-12

ATRICURE, INC.
2014 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 25, 2022)
1. Purposes
The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.
2. Definitions
For purposes of the Plan, the following capitalized terms shall have the meanings specified below:
(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.
(b) “Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, or unrestricted Common Shares or any or all of them, to a Participant.
(c) “Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.
(d) “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award Agreement (i) indictment for, conviction of, or plea of guilty or no contest by the Participant to a felony, or of any criminal act, that has an adverse effect on the Participant’s qualifications or ability to perform his duties; (ii) the unreasonable deliberate and material failure or refusal by the Participant to perform his employment duties (other than as a result of PTO, sickness, disability, illness or injury), and the failure to rectify the same within thirty (30) days after the Company shall have given notice to the Participant identifying such failure or refusal and demanding that it be rectified; (iii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or other misconduct that has caused, or would reasonably be expected to cause, material injury or economic harm to the Company; (iv) an act of gross negligence on the part of the Participant that has caused, or would reasonably be expected to cause, material injury or economic harm to the Company; (v) a deliberate and material violation of a written material Company policy; or (vi) a material breach of the Plan or any change-in control or non-disclosure agreement to which Participant and the Company may be parties (or, in each case, any successor thereto or amendment thereof) which (and only if the same shall be curable) Participant fails to cure within thirty (30) days after the Company shall have given notice to the Participant identifying such breach and demanding that it be cured. Any purported termination by the Company for Cause which does not satisfy the applicable requirements of this Section 2(f) shall be conclusively deemed to be a termination by the Company without Cause for purposes of the Plan.
(g) “Change in Control” means the occurrence of any of the following events:
(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a Change in Control only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Code Section 409A.
(h) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder. Any reference to the Code or a section thereof shall also refer to any successor Code or section.
(i) “Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m) (as in effect prior to amendment by the Tax Cuts and Jobs Act) and Treasury Department regulations thereunder, “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.
(j) “Common Share” or “Common Shares” means one or more of the shares of common stock, par value $.001, of the Company.
(k) “Company” means AtriCure, Inc., a corporation organized under the laws of the State of Delaware, its subsidiaries, divisions and affiliated businesses.
(l) “Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.
(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than ISOs, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.
(n) “Effective Date” has the meaning set forth in Section 13(a).
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.
(p) “Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.
(q) “Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares. If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee. In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.
(r) “Full-Value Award” means Restricted Shares, Restricted Share Units or unrestricted Common Shares.
(s) “ISO” means an Incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.
(t) “Non-Employee Director” means a member of the Board who is not an employee of the Company.
(u) “NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.
(v) “Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.
(w) “Performance Goals” means the goals established by the Committee, as described in Section 6(d)(ii).
(x) “Performance Measures” means the criteria set out in Section 6(d)(iii) that may be used by the Committee as the basis for a Performance Goal.

(y) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.
(z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company securities.
(aa) “Plan” means the AtriCure, Inc. 2014 Stock Incentive Plan, as amended and restated from time to time.
(bb) “Prior Plan” means the AtriCure, Inc. 2005 Equity Incentive Plan, as it may have been amended and restated.
(cc) “Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).
(dd) “Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.
(ee) “Restriction Period” means, with respect to any Full-Value Award, the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee.
(ff) “Retirement” means: retirement with the Company at or after age 65.
(gg) “Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.
(hh) “Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SAR is exercised over the Exercise Price established for that SAR at the time of grant, multiplied by the number of Common Shares with respect to which the SAR is exercised.
(ii) “Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time. Stock Options include ISOs and NQSOs.
(jj) “Tandem SAR” means a SAR granted in tandem with a Stock Option.
3. Administration of the Plan
(a) Authority of Committee. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):
(i) select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;
(ii) determine the type, size and terms of the Awards to be granted to each Participant;
(iii) determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;
(iv) establish objectives and conditions for earning an Award;
(v) determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;
(vi) determine whether the terms, conditions, and objectives for earning an Award have been met, including, without limitation, any such determination or certification, as the case may be, required for compliance with Code Section 162(m)(as in effect prior to its amendment by the Tax Cuts and Jobs Act);
(vii) modify or waive the terms and conditions of Awards granted under the Plan, not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an

Award or cancel or suspend an Award; provided, however, that the Committee shall have the ability to accelerate the vesting of an Award only upon a Change in Control, pursuant to Section 5(e), or the death or Disability of a Participant;
(viii) determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;
(ix) determine the guidelines and/or procedures for the payment or exercise of Awards;
(x) determine whether any Awards granted to an employee should have Performance Goals or Performance Measures;
(xi) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and establish and administer any sub-plans that may be governed by the Plan;
(xii) construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and
(xiii) make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.
(b) Binding Authority. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it under the Plan, shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.
(c) Delegation of Authority. To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan. The Committee may delegate, on such terms and conditions as it determines in its sole discretion, to the Company’s Chief Executive Officer, with the required approval of the Company’s Chief Financial Officer or Senior Vice President, Human Resources, the authority to grant Awards to Participants (other than to the Chief Executive Officer, members of the Board of Directors and officers who report directly to the Chief Executive Officer, including any officers who are subject to Section 16 of the Exchange Act) and the authority to make all necessary and appropriate decisions and determinations with respect thereto. In no event shall the Committee authorize any officer to designate an officer delegated authority under the Plan as a recipient of any Awards.
4. Eligibility
Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award. Eligible persons include any of the following individuals: (i) any officer or key employee of the Company, (ii) any consultant (as defined in the General Instructions to the Form S-8 registration statement under the Securities Act) to the Company, and (iii) any Non-Employee Director. All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.
5. Common Shares Subject to the Plan
(a) Authorized Number of Common Shares. Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is 6,350,000, plus (i) the number of Common Shares that, on the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, and (ii) the number of Common Shares subject to outstanding awards under the Prior Plan as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire. Upon the Effective Date, the Prior Plan will terminate; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan, as applicable. The maximum number of Common Shares available for issuance with respect to ISOs is 6,350,000.
(b) Share Counting. The following rules shall apply in determining the number of Common Shares available for grant under the Plan:
(i) Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.
(ii) To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of

Common Shares being made, the maximum share limitation shall be credited with one Common Share for each Common Share subject to such Award, and such number of credited Common Shares may again be made subject to Awards under the Plan.
(iii) Any Common Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Common Shares available for issuance under the Plan. Upon exercise of a SAR, the number of Common Shares subject to the Award that are being exercised shall be counted against the maximum aggregate number of Common Shares that may be issued under the Plan on the basis of one Common Share for every Common Share subject thereto, regardless of the actual number of Common Shares used to settle the SAR upon exercise.
(iv) Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.
(c) Award Limitations. Subject to the adjustment provisions of Section 8:
(i) The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant (other than a Non-Employee Director) shall be 6,350,000 Common Shares.
(ii) The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant (other than a Non-Employee Director) shall be 6,350,000 Common Shares.
(iii) Grants to Non-Employee Directors shall be limited to the grants described in Section 6(f).
(d) Shares to be Delivered. Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(e) Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan, as provided herein, no Award shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death or disability of the Participant or in connection with a Change in Control, as determined by the Committee in its discretion.
6. Awards to Participants
(a) Stock Options.
(i) Grants. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs. Stock options may be granted alone or with Tandem SARs. With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Stock Options or Tandem SARs, as the case may be.
(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.
(iii) Term. The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant.
(iv) ISO Limits. ISOs may be granted only to Participants who are employees of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant. The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted. The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.
(v) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed. Neither the Board nor the Committee shall offer a cash buy-out of “underwater” Stock Options, and such buyouts of “underwater” Stock Options shall be prohibited.
(vi) Form of Payment. Vested Stock Options may be exercised (at the election of the Participant) in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:
(A) to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;
(B) through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;
(C) in cash or its equivalent; or
(D) by any combination of (A), (B), and (C) above.
(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on Stock Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.
(viii) Other Restrictions. Stock Options may be granted subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.
(b) Stock Appreciation Rights.
(i) Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs. With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.
(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.
(iii) Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.
(iv) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed. Neither the Board nor the Committee shall offer a cash buy-out of “underwater” Stock Options, and such buyouts of “underwater” Stock Options shall be prohibited.

(v) Form of Payment. Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.
(vi) Tandem SARs. Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO; (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.
(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on SARs. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.
(viii) Other Restrictions. SARs may be granted subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.
(c) Restricted Shares and Restricted Share Units.
(i) Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form.
(ii) Restrictions. Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws. Subject to the other terms and conditions in Sections 5(e), 6, 9, and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and, except as may be determined by the Committee, any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death or Disability or upon a Change in Control, in each case as specified in the applicable Award Agreement.
(iii) Transfer Restrictions. During the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.
(iv) Dividends and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares and shall have the right to vote the Restricted Shares as the record owners; provided that, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse. Participants shall have no other rights as a shareholder with respect to Restricted Share Units unless otherwise determined by the Committee.

(v) Payment of Restricted Share Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.
(vi) Ownership. Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form. No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.
(vii) Forfeiture. If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, or permitted by Section 5(e), the Participant shall forfeit the Restricted Shares or Restricted Share Units. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse upon a Change in Control or a Participant’s death or Disability.
(d) Performance-Based Awards.
(i) Grants. Subject to the provisions of the Plan, Full-Value Awards may be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.
(ii) Performance Goals. Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee. Performance Goals shall be objective and shall be established in writing by the Committee not later than 90 days after the beginning of the Performance Period (but in no event after 25% of the Performance Period has elapsed), and while the outcome as to the Performance Goal is substantially uncertain.
(iii) Performance Measures. The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, compound annual growth rate, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.
(iv) Treatment of Awards. With respect to any Full-Value Award that is conditioned upon the achievement of Performance Goals, such Full-Value Award and any dividends or other property otherwise payable with respect to such Full-Value Award shall not vest or be paid until the Committee shall first have certified that the Performance Goals have been achieved.
(e) Unrestricted Share Awards.
(i) Subject to the terms and provisions of the Plan, the Committee may grant awards of unrestricted Common Shares to Participants in such number and upon such terms and conditions as the Committee determines in recognition of outstanding achievements or contributions by such Participants or otherwise. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.
(f) Restricted Share Grants to Non-Employee Directors.
(i) Automatic Grants. Each Non-Employee Director shall automatically be granted (i) Restricted Shares worth $175,000 of Common Shares, as valued on the Date of Grant, upon, or in connection with, commencement of service as a director of the Company, and (ii) Restricted Shares worth $150,000 of Common Shares, as valued on the Date of Grant, at each annual meeting of the Company’s stockholders. All such Restricted Shares shall be subject to the terms and conditions of this Plan.
(ii) Vesting of Restricted Shares Granted to Non-Employee Directors. Each initial grant of Restricted Shares granted to a newly elected or appointed Non-Employee Director shall vest in three (3) successive equal annual installments over the Non-Employee Directors’ period of continued service as a director, with the first such installment to vest upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Date of Grant. Each annual grant of Restricted Shares granted to continuing Non-Employee Directors shall vest upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Date of Grant.
7. Deferred Payment
Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A
8. Dilution and Other Adjustments
In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other extraordinary distribution (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. The Committee shall determine whether and the extent to which any recapitalization, extraordinary distribution, reclassification, repurchase or exchange of shares or other event requires any such adjustment. Any such adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A or is exempt from Code Section 409A to become subject to Code Section 409A.
9. Change in Control
Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent that (i) the applicable Award is assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation; or (ii) an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern):
(a) all outstanding Stock Options and SARs vest and become fully exercisable; and
(b) all Full-Value Awards become fully vested and all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.
10. Termination
(a) Termination by Death, Disability, or Retirement. Subject to Section 5(e), if a Participant’s employment by the Company terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant or otherwise interpreted pursuant to Section 12(l) hereof, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one (1) year following termination of employment, in the case of death or Disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than ISOs, or until the expiration of the stated term of such Award, whichever period is shorter; provided, that unless otherwise provided in an Award agreement, for Full-Value Awards conditioned on achievement of Performance Goals, no vesting may occur and/or no distribution may be made in the case of Retirement prior to the attainment of Performance Goals.
(b) Termination for Cause. If a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all unvested Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).
(c) Other Terminations. If a Participant’s employment or service terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or Cause, (i) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (ii) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (iii) all unvested Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination.
(d) Limitation for ISOs. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, a NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.
(e) Transfers and Leaves of Absence. The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws. The following leaves of absences are not deemed to be a termination of employment:
(i) if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;
(ii) if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and
(iii) subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.
11. Recoupment or Recovery Policy
Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any national securities exchange on which the Common Shares are traded or the Securities and Exchange Commission.
12. Miscellaneous Provisions
(a) Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.
(b) No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.
(c) Assignment or Transfer. Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c). Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended. Notwithstanding the foregoing, the Committee may, with respect to particular Awards, establish or modify the terms of the Award to allow the Award to be transferred at the request of a Participant to trusts established by a Participant or as to which a Participant is a grantor or to the spouse or lineal descendants of a Participant or otherwise for personal and tax planning purposes of a Participant. If the Committee allows such transfer, such Awards shall not be exercisable for a period of six months following the action of the Committee.
(d) Withholding Taxes. The Company shall (upon the election by the Participant) deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. Applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall (upon the election by the Participant) be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is not to exceed the maximum statutory tax rate in the employee’s applicable jurisdictions (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the

Company deems appropriate and except as may be provided otherwise in an Award Agreement, a Participant shall retain the right to elect to satisfy any such statutory minimum applicable withholding tax through cash or cash proceeds.
(e) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) the Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.
(f) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(g) Fractional Shares. Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.
(h) Unfunded Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.
(i) Severability. If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(j) Limitation of Liability. Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
(k) Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(l) Code Section 409A Compliance. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance. The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A in order for the Plan and Awards to comply with Code Section 409A. If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A). Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to Awards to cause such compliance.
13. Effective Date, Amendments, Governing Law and Plan Termination
(a) Effective Date. The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.
(b) Amendments.
(i) Amendment of the Plan. The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.
(ii) Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.
(c) Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Delaware. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.
(d) Plan Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS OF ATRICURE, INC. May 20, 2021 at 9:00 AM EDT Access to this year's Virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/ATRC2021 IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 20. 2021: You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available. The Proxy Statement and Company's Annual Report on Form 10-K are available at: www.proxyvote.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. Please detach along perforated line and mail in the envelope provided. D40700-P50617 ATRICURE, INC. 2021 ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2021 9:00 AM EDT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of AtriCure, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 2021, and hereby appoints Michael H. Carrel and Angela L. Wirick, or either of them, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2021 Annual Meeting of Stockholders of AtriCure, Inc. to be held on May 20, 2021 at 9:00 AM EDT online at www.virtualshareholdermeetina.com/ATRC2021 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, hereby revoking any proxies heretofore given, on the matters set forth on the reverse side and in their discretion with respect to such other business as may properly come before such Annual Meeting or at any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side)

AtriCure ATRICURE, INC. ATTN: ALLIE WALKER 7555 INNOVATION WAY MASON, OH 45040 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeetina.com/ATRC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40699-P50617 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. _ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY ATRICURE, INC. The Board of Directors recommends you vote "FOR" each of the following nominees: 1. Election of Directors For Against Abstain 1a. Michael H. Carrel 1b. Mark A. Collar 1c. Daniel P. Florin 1d. Regina E. Groves 1e. B. Kristine Johnson 1f. Karen N. Prange 1g Sven A. Wehrwein 1h. Robert S. White The Board of Directors recommends you vote "FOR" the following proposals: 2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021. For Against Abstain 3.Advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting. NOTE: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE EIGHT NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021; (3) FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING; AND (4) IN T

AtriCure

SCAN TO
VIEW MATERIALS & VOTE

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

Nominees	For	Against	Abstain
1a. Michael H. Carrel	☐	☐	☐
1b. Mark A. Collar	☐	☐	☐
1c. Regina E. Groves	☐	☐	☐
1d. B. Kristine Johnson	☐	☐	☐
1e. Karen N. Prange	☐	☐	☐
1f. Deborah H. Telman	☐	☐	☐
1g. Sven A. Wehrwein	☐	☐	☐
1h. Robert S. White	☐	☐	☐
1i. Maggie Yuen	☐	☐	☐

NOTE: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NINE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022; (3) FOR THE APPROVAL OF THE AMENDMENT TO THE ATRICURE, INC. 2014 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF ANTHORIZED SHARES BY 1,100,000; (4) FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR THE 2022 ANNUAL MEETING; AND (5) IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date